AMENDED AND RESTATED


                           MASTER REPURCHASE AGREEMENT


                                Dated May 9, 2000


                                     Between

                          LEHMAN COMMERCIAL PAPER INC.,

                                    as Buyer

                                       and

                         GREEN TREE FINANCE CORP.--FIVE,
                                    as Seller

1.       APPLICABILITY

         From time to time for a period of 180 days from the date hereof, the parties hereto may, subject to the terms hereof, enter into transactions in which Green Tree Finance Corp.--Five ("Seller") agrees to transfer to Lehman Commercial Paper Inc. ("Buyer") certain Eligible Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Assets at a date certain not later than 180 days after the date hereof, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing. Each Transaction shall be limited to a maximum of 30 days (unless otherwise specified by Confirmation), after which, subject to
Section 20, the Buyer and Seller may agree to roll such Transaction for a period of up to 30 days (unless otherwise specified by Confirmation). This Agreement amends and restates and supersedes in its entirety the Master Repurchase Agreements dated as of February 4, 1998 and October 15, 1992 between the parties hereto. The Buyer has entered into this Agreement in consideration of the mutual agreements hereinafter set forth, the delivery of the Warrant and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged.

2.       DEFINITIONS

         "Act of Insolvency" means, with respect to any party and its
Affiliates: (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another


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which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

         "Additional Eligible Assets" means Eligible Assets or cash provided by Seller to Buyer or its designee pursuant to Section 4(a).

         "Affiliate" means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time.

         "Agreement" means this Amended and Restated Master Repurchase Agreement between Buyer and Seller, as amended from time to time.

         "Asset Based Lending Contract Loan File" refers to the Loan File for each Asset Based Lending Contract described in Section 7(d) hereto.

         "Asset Based Lending Contracts" means revolving credit lines secured by certain specified business assets, including all security therefor but not including any obligation thereunder to extend credit, that are subject to a Transaction under this Agreement.

         "Asset Assignment Agreement" means the Asset Assignment Agreement, dated as of February 13, 1998, between Green Tree Residual Finance Corp. I and Lehman ALI Inc. (as the assignee of Buyer), as amended.

         "Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day on which the Buyer or the New York Stock Exchange is authorized or obligated by law or executive order to be closed.

         "Buyer" has the meaning specified in Section 1.

         "Collateral Amount" means, with respect to any Transaction, the amount obtained by application of the applicable Collateral Amount Percentage to the Repurchase Price for such Transaction.

         "Collateral Amount Percentage" means the amount set forth in the Confirmation which, in any event, (i) shall not be less than 103% with respect to Home Equity Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (ii) (a) shall not be less than 110% with respect to Insured Home Improvement Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (b) shall not be less than 115% with respect to Uninsured Home Improvement Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (iii) shall not be less than 110% with respect to loans arising under Retail Installment Contracts in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (iv) shall not be less than 110% with respect to Equipment Leases in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (v) shall not be less than 115% with respect to High LTV Home Equity Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (vi) shall not be less than 105% with respect to Manufactured Housing Contracts in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (vii) shall not be less than 290% with respect to Vehicle Leases in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (viii) shall not be less than 300% with respect to loans arising under Asset Based Lending Contracts in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof and (ix) shall not be less than 400% with respect to Credit Card Balances in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof.

         "Collateral Deficit" has the meaning specified in Section 4(a).

         "Confirmation" has the meaning specified in Section 3(a).

         "Conseco" refers to Conseco Finance Corp., formerly known as Green Tree Financial Corporation.

         "Consumer Products" refers to consumer goods consisting of motorcycles, marine products (including boats, boat trailers and outboard motors), pianos and organs, horse trailers, sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles), trucks, personal aircraft, recreational vehicles and any other asset as shall be acceptable to Buyer in its sole discretion, financed by Seller pursuant to a Retail Installment Contract.

         "Credit Card Agreement" means each credit card or credit line account agreement or other evidence of the terms and conditions pursuant to which credit is advanced, the ownership of which is evidenced by a Trust Receipt pursuant to the Custodial Agreement.

         "Credit Card Balances" means all amounts owing by the Obligors under a Credit Card Agreement from time to time, that are subject to a Transaction under this Agreement.

         "Credit Card Loan" means each Credit Card Balance and the provisions of the related Credit Card Agreement.

         "Credit Card Loan File" refers to the Loan File for each Credit Card Agreement described in Section 7(d) hereof.

         "Custodial Agreement" means the amended and restated custodial agreement that refers to Transactions under this Agreement, by and among Buyer, Seller and the Custodian.

         "Custodial Delivery" means the form executed by the Seller in order to deliver the Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7.

         "Custodian" means the custodian under the Custodial Agreement. The initial custodian is U.S. Bank National Association.

         "Electronic Ledger" means the electronic master record of loans of the Seller.

         "Eligible Assets" means Retail Installment Contracts, Home Improvement Loans, Home Equity Loans, Manufactured Housing Contracts, Vehicle Leases, Asset-Based Lending Contracts, Credit Card Balances and Equipment Leases subject to this Agreement.

         "Equipment" means the equipment that is the subject of the related Equipment Lease.

         "Equipment Lease" means a lease of Equipment to an Obligor originated by Conseco in accordance with its underwriting guidelines, that is subject to a Transaction under this Agreement.

         "Esoteric Assets" means collectively Purchased Eligible Assets that are either Vehicle Leases, Asset-Based Lending Contracts, Credit Card Balances or those Equipment Leases for which scheduled payments occur less frequently than monthly.

         "Event of Default" has the meaning specified in Section 13.

         "FHA" means the Federal Housing Administration, an agency within HUD.

         "FHA Insurance" means the credit insurance provided by FHA pursuant to Title I of the National Housing Act, as evidenced by the Company's FHA contract of insurance.

         "Hedge" means, with respect to any or all of the Eligible Assets, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, and reasonably acceptable to the Buyer.

         "High LTV Home Equity Loans" means the fixed rate mortgage loans secured by first or second liens on single family residential real property (including, without limitation, condominiums and planned unit developments), certain documents relating to which have been delivered to the Custodian pursuant to the Custodial Agreement that upon origination have a Loan-to-Value ratio greater than 95%, but not exceeding 125%.

         "Home Equity Loan File" refers to the Loan File described in the Custodial Agreement.

         "Home Equity Loans" refers to the fixed rate mortgage loans secured by first or second liens on single family residential real property (including, without limitation, condominiums and planned unit developments), certain documents relating to which have been delivered to the Custodian pursuant to the Custodial Agreement.

         "Home Improvement Loan File" refers to the Loan File described in the Custodial Agreement.

         "Home Improvement Loans" refers to both Insured Home Improvement Loans and Uninsured Home Improvement Loans.

         "HUD" means the United States Department of Housing and Urban Development.

         "Income" means, with respect to any Eligible Asset at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

         "Indebtedness" means all amounts due to Buyer or any assignee thereof, pursuant to this Agreement and all amounts due under any other agreement between Buyer or any Affiliate of Buyer, and Seller, Conseco or any Affiliate of Conseco (which include but are not limited to the Asset Assignment Agreement and the Repurchase Facility (Residual Corp.)), and in each case whether constituting principal, interest, penalty amounts, fees, expenses or any other amounts due and payable to Buyer or any Affiliate of Buyer thereunder.

          "Insured Home Improvement Loans" means first, second and third lien or, to the extent permitted hereby, unsecured home improvement retail installment contracts, and related promissory notes, insured under the FHA's Title I Program, and including without limitation, all rights to receive payments which are due pursuant thereto and all other proceeds thereof (including any recourse rights against third persons) from and after the related Purchase Date, but excluding any rights to receive payments which are due prior to the related Purchase Date.

         "Land-and-Home Contract" refers to a Manufactured Housing Contract that is secured by a mortgage or deed of trust on real estate on which the related manufactured home is situated, and which manufactured home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

         "Lease File" refers to the Loan File for each Equipment Lease and Vehicle Lease described in Section 7(d) hereof.

         "Limited Guaranty" refers to the Limited Guaranty provided in accordance with Section 15 and substantially in the form attached hereto as
Exhibit XII.

         "List of Contracts" means the list identifying each Purchased Eligible Asset sold hereunder, which list (a) identifies each Home Equity Loan, Home Improvement Loan, Retail Installment Contract, Manufactured Housing Contract, Vehicle Lease, Asset-Based Lending Contract, Credit Card Agreement and Equipment Lease and (b) sets forth as to each Purchased Eligible Asset (i) the principal balance, (ii) the amount of monthly payments due from the Obligor, (iii) the contract rate and (iv) the maturity date.

         "Loan Files" means the Home Equity Loan Files, the Home Improvement Loan Files, the Asset Based Lending Contract Loan Files, the Manufactured Housing Contract Loan Files, the Retail Installment Loan Files, Credit Card Loan Files and the Lease Files.

         "Manufactured Housing Contract Loan File" refers to the Loan File with respect to Land-and-Home Contracts described in the Custodial Agreement or as otherwise described in Section 7(d) hereto.

         "Manufactured Housing Contracts" refer to sales contracts and loan agreements for manufactured housing, certain documents pertaining to which have been delivered to the Custodian pursuant to the Custodian Agreement or that are otherwise subject to a Transaction under this Agreement.

         "Market Value" means as of any date with respect to any Eligible Assets, the price at which such Eligible Assets could readily be sold as determined by Buyer in its sole discretion pursuant to Section 4; provided, however, that Buyer shall not take into account, for purposes of calculating Market Value, any Eligible Asset (i) which has been subject to Transactions for more than 180 days, (ii) which fails to meet the Seller's underwriting guidelines or with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement and which breach has not been cured, (iii) which is a Wet Home Equity Loan or a Wet Manufactured Housing Contract with respect to which the related Loan File has not been delivered to the Custodian within 10 days of the Purchase Date hereunder or (iv) which is more than 30 days delinquent (or in the case of Credit Card Balances, more than 60 days delinquent).

         "Material Adverse Change" means a material adverse change in or effect upon the condition (financial or otherwise), business, performance, operations, properties, profits or prospects of any specified Person, and, in the case of the Seller, shall also include any such material adverse change or effect upon
(i) the legality, validity or enforceability of this Agreement or the Custodial Agreement or (ii) the Purchased Eligible Assets.

         "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first or second lien on or a first or second priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

         "Mortgage Note" means a note or other evidence of indebtedness of a mortgagor secured by a Mortgage.

         "Obligor" means a buyer of a Consumer Product or a home improvement or a borrower on a Home Equity Loan or a lessee and any other party obligated under the related Equipment Lease or Vehicle Lease or any other Person who is indebted under the related Eligible Asset.

         "Periodic Payment" has the meaning specified in Section 5(b).

         "Person" means an individual, partnership, corporation, joint stock company, trust or unincorporated organization or a governmental agency or political subdivision thereof.

         "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

         "Pricing Rate" means the per annum percentage rate specified in the Confirmation for determination of the Price Differential.

         "Prime Rate" means, as of any date, the rate of interest published by The Wall Street Journal, northeast edition, as the "prime rate" of Citibank, N.A.

         "Purchase Date" means the date on which Purchased Eligible Assets are transferred by Seller to Buyer or its designee (including the Custodian) as specified in the Confirmation.

         "Purchased Eligible Assets" means the Eligible Assets (including any Additional Eligible Assets) sold by Seller to Buyer in a Transaction, any Additional Eligible Assets and any Substituted Eligible Assets.

         "Purchase Price" means on each Purchase Date, the price at which Purchased Eligible Assets are transferred by Seller to Buyer or its designee (including the Custodian); provided, however, that (i) the Purchase Price of any Home Equity Loan shall not in any event exceed 100% of the principal amount thereof, (ii) the Purchase Price of any High LTV Home Equity Loan shall not in any event exceed 90% of the principal amount thereof, (iii) the Purchase Price of any Insured Home Improvement Loan shall not in any event exceed 90% of the principal amount thereof, (iv) the Purchase Price of any Uninsured Home Improvement Loan shall not in any event exceed 90% of the principal amount thereof, (v) the Purchase Price of any Retail Installment Contract shall not in any event exceed 90% of the principal amount thereof, (vi) the Purchase Price of any Equipment Lease shall not in any event exceed 90% of the net discounted present value thereof, (vii) the Purchase Price of any Manufactured Housing Contract shall not in any event exceed 95% of the principal amount thereof,
(viii) the Purchase Price of any Vehicle Lease shall not in any event exceed 34% of the net discounted present value thereof, (ix) the Purchase Price of any Asset Based Lending Contract shall not in any event exceed 33% of the principal amount thereof, and (x) the Purchase Price of any Credit Card Balance shall not in any event exceed 24% of the principal amount thereof.

         "Replacement Eligible Assets" has the meaning specified in Section 14(b)(ii).

         "Repurchase Facility (Residual Corp.)" means the Master Repurchase Agreement, dated as of September 29, 1999, between Green Tree Residual Finance Corp. I and Lehman Brothers Inc. and acknowledged and agreed to by Conseco, as amended.

         "Repurchase Date" means the date on which Seller is to repurchase the Purchased Eligible Assets from Buyer which initially will be the first Business Day of the next succeeding month, including any date determined by application of the provisions of Sections 3 or 13, as specified in the Confirmation; provided that in no event shall such date be more than 30 days after the Purchase Date.

         "Repurchase Price" means the price at which Purchased Eligible Assets are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively (unless otherwise specified by Confirmation).

         "Retail Installment Contract" means any retail installment contract which finances a purchase of a Consumer Product, all rights to receive payments which are due pursuant thereto, and any "purchase money security interest" (as defined in the Uniform Commercial Code) created in favor of Seller in the Consumer Product financed thereunder, and that is subject to a Transaction under this Agreement.

         "Retail Installment Loan File" refers to the Loan File described in
Section 7(d) hereof.

         "Seller" has the meaning specified in Section 1.

         "Servicing Agreement" means the servicing obligations of Conseco set forth in Section 25.

         "Servicing Records" has the meaning specified in Section 25.

         "Substituted Eligible Assets" means any Eligible Assets substituted for Purchased Eligible Assets in accordance with Section 9 hereof.

         "Title I Program" means the Title I insurance program of the FHA.

         "Transaction" has the meaning specified in Section 1.

         "Trust Receipt" means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain asset files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder of such trust receipt.

         "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

         "Uninsured Home Improvement Loans" means first, second and third lien home improvement retail installment contracts, and related promissory notes (none of which are insured under the FHA's Title I Program) and including without limitation, all rights to receive payments which are due pursuant thereto and all other proceeds thereof (including any recourse rights against third persons) from and after the related Purchase Date, but excluding any rights to receive payments which are due prior to the related Purchase Date.

         "Vehicle" means a truck or other commercial vehicle that is the subject of the related Vehicle Lease.

         "Vehicle Lease" means an open-ended lease of a Vehicle to an Obligor originated by Conseco or an Affiliate of Conseco in accordance with Conseco's underwriting guidelines, that is subject to a Transaction under this Agreement. Vehicle Leases may be held as Purchased Eligible Assets in the form of units of beneficial interest in a titling trust.

         "Warrant" means the Warrant To Purchase Common Stock of Conseco Finance Corp., dated May 11, 2000, issued by Conseco to Lehman Brothers Holdings Inc.

         "Wet Home Equity Loans" means those Home Equity Loans for which the related Loan Files have not been delivered to the Custodian as of the Purchase Date.

         "Wet Manufactured Housing Contracts" means those Manufactured Housing Contracts that do not constitute "chattel paper" under the UCC for which the related Loan Files have not been delivered to the Custodian as of the Purchase Date.

3.       INITIATION; CONFIRMATION; TERMINATION; MAXIMUM TRANSACTION AMOUNTS

         a. An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to Seller promptly after the parties enter into such Transaction in the form of
Exhibit I attached hereto (a "Confirmation"). Such Confirmation shall describe the Purchased Eligible Assets, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Collateral Amount Percentages with respect to such Eligible Assets and (vi) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer. The Purchase Price for any Transaction shall exceed $1,000,000.

         b. Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

         c. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date the Confirmation was received by Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that such writing is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Seller.

         d. In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone or otherwise (confirmed by fax), no later than 1:00 p.m. (New York City time) on the Business Day prior to the day on which such termination will be effective.

         e. On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Eligible Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Loan Files related to the Transaction from

Buyer or its designee (except for those held in trust by Seller in accordance with Section 7(h) hereof) at Seller's expense on the Repurchase Date.

         f. With respect to all Transactions hereunder the aggregate Purchase Price for all Purchased Eligible Assets at any one time subject to then outstanding Transactions shall not exceed $1,500,000,000; provided that the aggregate Purchase Price for all Home Equity Loans subject to Transactions hereunder shall not exceed $750,000,000; the aggregate Purchase Price for all Wet Home Equity Loans and Wet Manufactured Housing Contracts subject to Transactions hereunder shall not exceed (x) until May 31, 2000, $400,000,000,
(y) for the first 15 days of each succeeding calendar month, $350,000,000 and
(z) for the remainder of each succeeding calendar month, $250,000,000; the aggregate Purchase Price for all Insured Home Improvement Loans subject to Transactions hereunder shall not exceed $750,000,000; the aggregate Purchase Price for all Uninsured Home Improvement Loans subject to Transactions hereunder shall not exceed $300,000,000; the aggregate Purchase Price for Retail Installment Contracts subject to Transactions hereunder shall not exceed $400,000,000; the aggregate Purchase Price for Equipment Leases subject to Transactions hereunder shall not exceed $500,000,000; the aggregate Purchase Price for High LTV Home Equity Loans subject to Transactions hereunder shall not exceed $150,000,000; the aggregate Purchase Price for all Manufactured Housing Contracts subject to Transactions hereunder shall not exceed $500,000,000; the aggregate Purchase Price for all Vehicle Leases subject to Transactions hereunder shall not exceed $180,000,000; the aggregate Purchase Price for all Credit Card Balances subject to Transactions hereunder shall not exceed $170,000,000; and the aggregate Purchase Price for all Asset Based Lending Contracts subject to Transactions hereunder shall not exceed $100,000,000.

         g. At least two Business Days prior to any Purchase Date or any substitution of Eligible Assets pursuant to Section 9, the Seller shall deliver to Buyer via electronic modem or computer tape the information related to the Eligible Assets to be so purchased or substituted. In the case of each Transaction, the portion of the Repurchase Price allocable to Esoteric Assets may be prepaid by the Seller on any Business Day prior to the Repurchase Date set forth in the related Confirmation, upon 5 days prior notice to the Buyer.

         h. With respect to Wet Home Equity Loans and Wet Manufactured Housing Contracts, Seller shall deliver the related Loan Files to the Custodian within 15 days of the Purchase Date. In addition, the Price Differential for each Wet Home Equity Loan and Wet Manufactured Housing Contract, for so long as it is "wet" and included in the Purchased Eligible Assets, shall reflect an addition to such Price Differential in the amount of 25 basis points.

4.       COLLATERAL AMOUNT MAINTENANCE

         a. If at any time the aggregate Market Value of all Purchased Eligible Assets subject to all Transactions is less than the aggregate Collateral Amount for all such Transactions (a "Collateral Deficit"), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Custodian) Eligible Assets ("Additional Eligible Assets") or cash, so that the cash and aggregate Market Value of the Purchased Eligible Assets, including any such Additional Eligible Assets, will thereupon equal or exceed the aggregate Collateral Amount.

         b. Notice required pursuant to subsection (a) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit received before 9:00 a.m. on a Business Day, local time of the party receiving the notice, must be met not later than 5:00 p.m. on the same Business Day, local time of the party receiving the notice. Any notice given on a Business Day after 9:00 a.m., local time of the party receiving the notice, shall be met not later than 2:00 p.m. (New York time) on the next Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer and Seller agree that a failure or delay to exercise its rights under subsection (a) of this Section shall not limit Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

         c. In the event that Seller fails to comply with the provisions of this
Section 4, Buyer shall not enter into any additional Transactions hereunder after the date of such failure.

5.       INCOME PAYMENTS

         a. Where a particular Transaction's term extends over an Income payment date on the Purchased Eligible Assets subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, Seller shall be entitled to all Income with respect to Purchased Eligible Assets subject to Transactions; provided, that, at any time at the instruction of Buyer including upon the occurrence and continuance of an Event of Default, all Income with respect to Purchased Eligible Assets subject to Transactions shall be held in a segregated account established by the Custodian, or any other financial institution selected by Buyer, for the benefit of Buyer and shall be distributed to pay the Repurchase Price and other amounts due under this Agreement in the manner provided hereunder.

         b. Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Eligible Assets, Seller shall pay by wire transfer to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer)(each such payment, a "Periodic Payment") on the Repurchase Date. The Price Differential shall accrue, be calculated and be compounded on a daily basis for each Purchased Eligible Asset.

         c. Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively.

6.       SECURITY INTEREST

         a. Buyer and the Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Eligible Assets and not loans from Buyer to Seller secured by the Purchased Eligible Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the

Transactions entered into pursuant to this Agreement, Seller grants Buyer a first priority security interest in the Purchased Eligible Assets.

         b. Seller shall pay all fees and expenses associated with perfecting Buyer's security interest in the Purchased Eligible Assets, including, without limitation, the cost of filing financing statements under the UCC and recording assignments of mortgage, as and when required by Buyer in its sole discretion.

         c. At the time Seller purchases a Hedge, Seller and Buyer shall enter into a mutually acceptable agreement, which provides for the pledge and collateral assignment of such Hedge to Buyer and provides for the netting of obligations of Seller by Buyer under the Hedge and this Agreement. Seller covenants to take such further actions as are necessary in order to perfect Buyer's first priority security interest in the Hedges.

7.       PAYMENT, TRANSFER AND CUSTODY

         a. Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

         b. On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery to the extent provided for in the Custodial Agreement or as otherwise required by Buyer.

         c. On the Purchase Date for each Transaction, ownership of the Purchased Eligible Assets shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to Buyer or its designee (including the Custodian) of the Purchased Eligible Assets relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Eligible Assets together with all right, title and interest in and to the proceeds of any related insurance policies.

         d. In connection with each sale, transfer, conveyance and assignment, on or prior to each Purchase Date with respect to each Retail Installment Contract, Credit Card Balance, Home Improvement Loan, Manufactured Housing Contract, Asset-Based Lending Contract, Vehicle Lease or Equipment Lease or Home Equity Loan, the Seller shall deliver or cause to be delivered and released to the Custodian the related Loan File, or shall otherwise provide for the segregation and holding of such Loan File in such manner as Buyer and Seller may agree.

         With respect to each Equipment Lease and Vehicle Lease that is included in the Purchased Eligible Assets for a Transaction, to the extent that Buyer agrees that delivery to the Custodian (or the Buyer or other third party designee of the Buyer) shall not be required, the Seller shall, within 10 Business Days of each Purchase Date, segregate and hold on behalf of and as custodian for Buyer, the following documents (collectively the "Lease File"), pertaining to each of the Purchased Equipment Leases or Vehicle Leases identified in the Confirmation:

         (i) the original counterparts of the Equipment Lease or Vehicle Lease, executed by a duly authorized representative of the Obligor, as lessee, and Seller, as lessor;

         (ii) if such Equipment Lease or Vehicle Lease consists of a master lease and a schedule, the original schedule;

         (iii) if received, the acknowledgment copy of each UCC-1 financing statement filed or recorded in connection with each Equipment Lease, with evidence of filing or recording thereon, or if not yet received, a copy of each such UCC-1 financing statement;

         (iv) if received, the acknowledgment copy of each filed or recorded intervening UCC-3 assignment showing a complete chain to Seller, with evidence of filing or recording thereon, or if not yet received, a copy of each such UCC-3 assignment;

         (v) an original or certified copy of the certificate of title or other appropriate title document, or, if such title certificate or document has not yet been issued, the application therefor, in connection with the Vehicle related to each Vehicle Lease;

         (vi) a copy of the insurance certificate or other evidence that all required insurance to be maintained pursuant to the Equipment Lease or Vehicle Lease has been obtained by the Obligor and is in full force and effect; and

         (vii) the original of any guaranty, indemnity, letter of credit or other security agreement, chattel mortgage or equivalent document executed in connection with the Equipment Lease or Vehicle Lease (if any).

         With respect to each Retail Installment Contract that is included in the Purchased Eligible Assets for a Transaction, to the extent that Buyer agrees that delivery to the Custodian (or the Buyer or other third party designee of the Buyer) shall not be required, the Seller shall, within 10 Business Days of each Purchase Date, segregate and hold on behalf of and as custodian for Buyer, the following documents (collectively the "Retail Installment Contract Loan File"), pertaining to each of the Purchased Retail Installment Contracts identified in the Confirmation:

         (1) the original copy of the Retail Installment Contract, including the executed evidence of the obligation of the Obligor;

         (2) either (i) the original title document for the related Consumer Product or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Consumer Product is located do not provide for the issuance of title documents for goods of the type including the Consumer Product, other evidence of ownership of the related Consumer Product which is customarily relied upon in such jurisdiction as evidence of title to such goods;

         (3) evidence of one or more of the following types of perfection of the security interest in the related Consumer Product granted by such Retail Installment Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon (if required to perfect a security interest in the related Consumer Product under the UCC as in force in the relevant state), (iii) in the case of a Retail Installment Contract secured by a security interest in an aircraft, evidence of filing with the Federal Aviation Administration Aircraft Registry or (iv) such other evidence of perfection of a security interest in goods of the type including the Consumer Product as is customarily relied upon in the jurisdiction in which the related Consumer Product is located;

         (4) the assignment of the Retail Installment Contract from the originator (if other than the Seller or a wholly-owned subsidiary of the Seller) to the Seller or a wholly-owned subsidiary of the Seller;

         (5)   any extension, modification or waiver agreement(s);

         (6)   a credit application signed by the obligor, or a copy thereof;
               and

         (7) if required by Buyer in its sole discretion with respect to such Retail Installment Contract, a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof.

         With respect to each Manufactured Housing Contract included in the Purchased Eligible Assets for a Transaction and that is not a Land-and-Home Contract, to the extent that Buyer agrees that delivery to the Custodian (or the Buyer or other third party designee of the Buyer) shall not be required, the Seller shall, within 10 Business Days of each Purchase Date, segregate and hold on behalf of and as custodian for Buyer, the following documents (collectively the "Manufactured Housing Contact Loan File" for each Manufactured Housing Contract that is not a Land-and-Home Contract), pertaining to each of such Purchased Manufactured Housing Contracts identified in the Confirmation:

         (1) the original copy of the Manufactured Housing Contract, including the executed evidence of the obligation of the Obligor;

         (2) either (i) the original title document for the related manufactured home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related manufactured home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related manufactured home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit;

         (3) evidence of one or more of the following types of perfection of the security interest in the related manufactured home granted by such Manufactured Housing Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related manufactured home is located;

         (4) the assignment of the Manufactured Housing Contract from the originator to the Seller; and

         (5)   any extension, modification or waiver agreement(s).

         With respect to each Asset-Based Lending Contract that is included in the Purchased Eligible Assets for a Transaction, to the extent that Buyer agrees that delivery to the Custodian (or the Buyer or other third party designee of the Buyer) shall not be required, the Seller shall, within 10 Business Days of each Purchase Date, segregate and hold on behalf of and as custodian for Buyer, the paper file pertaining to each of the Purchased Asset Based Lending Contracts (collectively the "Asset Based Lending Contract Loan File") which shall include
(1) an original of the Asset Based Lending Contract, including the executed evidence of the obligation of the Obligor, (2) evidence of perfection with respect to any security interests in any assets created by or pursuant to the Asset-Based Lending Contract, except where the contract or underwriting policies of Conseco do not require perfection thereof, (3) the assignment of the Asset-Based Lending Contract from the originator to the Seller; and (4) any extension, modification or waiver agreement(s).

         With respect to each Credit Card Loan that is included in the Purchased Eligible Assets for a Transaction, to the extent that Buyer agrees that delivery to the Custodian (or the Buyer or other third party designee of the Buyer) shall not be required, the Seller shall, within 10 Business Days of each Purchase Date, segregate and hold on behalf of and as custodian for Buyer, the paper file pertaining to each of the Credit Card Loans (collectively the "Credit Card Loan File").

         e. In connection with each securitization or whole loan sale disposition of any Purchased Eligible Assets, the proceeds of such sale shall be used to pay down any outstanding Transactions.

         f. With respect to each Purchased Eligible Asset delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit II attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to, in each case to the extent applicable, complete and record the assignment of the Mortgage, complete the endorsement of the Mortgage Note, complete and file UCC financing statements or Vehicle titles or assignments thereof and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Eligible Assets, the related Loan Files and the Servicing Records.

         g. Buyer shall deposit the Loan Files related to the Purchased Eligible Assets with the Custodian to be maintained in accordance with the Custodial Agreement, except to the extent otherwise agreed to by Buyer.

         h. Any Loan Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Loan File and the originals of the Loan File not delivered to Buyer or its designee. The possession of the Loan File by Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Eligible Assets, and such retention and possession by the Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Eligible Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Loan File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Eligible Assets or is in connection with a repurchase of any Purchased Eligible Asset by Seller.

8.       REHYPOTHECATION OR PLEDGE OF PURCHASED ELIGIBLE ASSETS

         Title to all Purchased Eligible Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Eligible Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Eligible Assets or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Eligible Assets, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Eligible Assets to Seller pursuant to Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Eligible Assets delivered to Buyer by Seller.

9.       SUBSTITUTION

         a. Subject to Section 9(b), Seller may, with prior written consent of Buyer, with a copy to Custodian, substitute other Eligible Assets for any Purchased Eligible Assets. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Loan File of such other Eligible Assets (except to the extent that Buyer otherwise agrees) together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Eligible Assets requested for release. After substitution, the substituted Eligible Assets shall be deemed to be Purchased Eligible Assets subject to the same Transaction as the released Eligible Assets.

         b. Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Eligible Assets for any Purchased Eligible Assets (i) if after taking into account such substitution, a Collateral Deficit would occur or (ii) such substitution would cause a breach of any provision of this Agreement.

10.      REPRESENTATIONS AND WARRANTIES

         a. Each of Buyer and Seller represents and warrants to the other that
(i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal; (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf and upon execution this Agreement will create a legal, valid and binding obligation, enforceable in accordance with its terms; (iv) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained; (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

         b. Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Eligible Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:

         i. Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of Minnesota and the Seller, or a servicer on the Seller's behalf, is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any mortgaged property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller therein.

         ii. No Litigation. There is no action, suit, proceeding, arbitration or investigation pending or threatened against Seller which, either in any one instance or in the aggregate, may result in any Material Adverse Change with respect to the Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or which if adversely determined would affect the validity of this Agreement or any of the Purchased Eligible Assets or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement;

         iii. No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Eligible Assets pursuant to this Agreement;

         iv. Good Title to Collateral. Purchased Eligible Assets shall be free and clear of any lien, encumbrance or impediment to transfer, and Seller has good, valid and marketable title and the right to sell and transfer such Purchased Eligible Assets to Buyer; provided, that Vehicle Leases may be held as Purchased Eligible Assets in the form of units of beneficial interest in a titling trust.

         v. Delivery of Loan File. With respect to each Purchased Eligible Asset, the Loan File and any other documents required to be delivered under this Agreement and the Custodial Agreement have been delivered to the Custodian. Seller or its designee is in possession of a complete, true and accurate Loan File with respect to the Purchased Eligible Assets, except for such documents the originals of which have been delivered to the Custodian.

         vi. Selection Process. The Purchased Eligible Assets were selected from among the outstanding assets in Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

         vii. Approved Seller. Seller is a HUD approved Seller. There has been no material detrimental finding in a HUD or other investigation of Seller;

         viii. No Untrue Statements. Neither this Agreement nor any written statement made, or any report or other document issued or delivered or to be issued or delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained herein or therein not misleading;

         ix. Origination Practices. The origination practices with respect to each Eligible Asset (i) have been and are in all respects legal and proper in the mortgage origination business and consumer finance business and (ii) are in accordance with the underwriting guidelines previously supplied and approved by the Buyer;

         x. Performance of Agreement. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement on its part to be performed;

         xi. Seller Not Insolvent. Seller is not, and with the passage of time does not expect to become, insolvent; and

         xii. No Event of Default. No Event of Default has occurred and is continuing hereunder.

         c. Seller represents and warrants to the Buyer that each Purchased Eligible Asset sold hereunder and each pool of Purchased Eligible Assets sold in a Transaction hereunder, as of the related Purchase Date conform to the representations and warranties set forth in Exhibit IV, V, VI, VII, VIII, IX, X or XI attached hereto, as applicable, and that each Eligible Asset delivered hereunder as Additional Eligible Assets or Substituted Eligible Assets, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit IV, V, VI, VII, VIII, IX, X or XI attached hereto, as applicable. Seller further represents and warrants to the Buyer that, as of the first Business Day of each month, the Computer Tape with respect to each Purchased Eligible Asset is complete, true and correct. It is understood and agreed that the representations and warranties set forth in Exhibit IV, V, VI, VII, VIII, IX, X or XI attached hereto shall survive delivery of the respective Loan File to Buyer or its designee (including the Custodian).

         d. On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

11.      NEGATIVE COVENANTS OF THE SELLER

         On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that it will not:

         a. take any action which would directly or indirectly impair or adversely affect Buyer's title to or the value of the Purchased Eligible Assets;

         b. pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Eligible Assets to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Eligible Assets except as described in Section 6 of this Agreement;

         c. amend, alter, modify or change in any material way its underwriting guidelines without Buyer's consent; or

         d. commence a voluntary bankruptcy proceeding or similar insolvency proceeding under applicable laws, without a unanimous vote of the board of directors of Seller.

         e. with respect to Wet Home Equity Loans and Wet Manufactured Housing Contracts subject to Transactions hereunder, exceed an aggregate Purchase Price of (x) until May 31, 2000, $400,000,000, (y) for the first 15 days of each succeeding calendar month, $350,000,000 and (z) for the remainder of each succeeding calendar month, $250,000,000.

12.      AFFIRMATIVE COVENANTS OF THE SELLER

         For so long as this Agreement is in effect:

         a. Seller covenants that it will promptly notify Buyer of any Material Adverse Change with respect to it or Conseco.

         b. Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10, including but not limited to resolutions evidencing the approval of this Agreement by Seller's board of directors or loan committee, copies of the minutes of the meetings of Seller's board of directors or loan committee at which this Agreement and the Transactions contemplated by this Agreement were approved, and evidence of Seller's status as an approved Seller/Servicer.

         c. Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Eligible Assets, including, among other things, filing such UCC financing statements, mortgages or other instruments as Buyer may reasonably request.

         d. Seller covenants that it will not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Purchased Eligible Assets without the prior express written consent of Buyer.

         e. Seller shall notify Buyer no later than one (1) Business Day after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to

Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller.

         f. Seller covenants to provide Buyer with a copy of any material changes to Seller's underwriting guidelines prior to the effectiveness of any such change.

         g. Seller covenants, upon the reasonable request of Buyer after the occurrence of a Collateral Deficit, to enter into Hedges in order to protect adequately, in the reasonable judgment against interest rate risks.

         h. Seller covenants to provide Buyer on the 15th day of each month with respect to Purchased Eligible Assets, either by direct modem electronic transmission or via a computer diskette, the Computer Tape with respect to all Purchased Eligible Assets then subject to Transactions.

         i. Seller covenants to provide Buyer with the following financial and reporting information:

            i. Within 90 days after the last day of its fiscal year, Conseco's audited consolidated and consolidating statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a firm of "Big Five" independent certified public accountants or any other nationally recognized independent certified public accounting firm consented to by Buyer (which consent shall not be unreasonably withheld);

            ii. Upon request, within 30 days after the last day of the first three fiscal quarters in any fiscal year, Conseco's consolidated and consolidating statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter presented fairly in accordance with GAAP;

            iii. Upon request, within 30 days after the last day of each calendar month an officer's certificate from a senior officer of the Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists; and

            iv. Upon request, within 30 days, copies of all proxy statements, financial statements, and reports which Seller or Conseco sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended, which it files with the Securities and Exchange Commission or any government authority which may be substituted therefor, or with any national securities exchange.

         j. Seller shall do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction and maintain all requisite authority to conduct its business in each jurisdiction in which Seller conducts business.

13.      EVENTS OF DEFAULT

         a. If any of the following events (each an "Event of Default") occur, Buyer shall have the rights set forth in Section 14, as applicable:

            i. Seller fails to satisfy or perform any material obligation or covenant under this Agreement;

            ii.  An Act of Insolvency occurs with respect to Seller or Conseco;

            iii. Any representation made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

            iv. Seller shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

            v. Any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or Conseco, including suspension as an issuer, lender or seller/servicer of mortgage loans or loans arising under consumer finance contracts, which suspension has a material adverse effect on the ordinary business operations of Seller or Conseco, and which continues for more than 24 hours;

            vi. Seller dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it merges has equity and a market value of at least that of the Seller immediately prior to such merger and such entity expressly assumes the obligations of the Seller at the time of such merger), or sells, transfers, or otherwise disposes of a material portion of its business or assets;

            vii. Buyer, in its good faith judgment, believes that there has been a Material Adverse Change with respect to the Seller or Conseco or that Seller will not meet any of its obligations under any Transaction pursuant to this Agreement, or any other agreement between the parties;

            viii.Seller or Conseco is in default under any other agreement to which it is a party, provided, however, such a default shall not constitute an Event of Default if the exercise of such remedies as are available to Seller's or Conseco's counterparty with respect to such default would not result in a Material Adverse Change with respect to the Seller or Conseco, as applicable;

            ix. A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against the Seller, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

            x. This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Eligible Assets purported to be covered hereby;

            xi. A Collateral Deficit occurs with respect to Seller, and is not eliminated within the time period specified in Section 4(b); or

            xii. An "event of default" has occurred pursuant to a Hedge, the
                 Asset Assignment Agreement or the Repurchase Facility (Residual Corp.).

         b. In making a determination as to whether an Event of Default has occurred, the Buyer shall be entitled to rely on reports published or broadcast by media sources believed by such party to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that such party reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

14.      REMEDIES

         a. If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer:

            i. At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

            ii. If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

               (A) Seller's obligations hereunder to repurchase all Purchased Eligible Assets in such Transactions shall thereupon become immediately due and payable,

               (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (II) any proceeds from the sale of Purchased Eligible Assets applied to the Repurchase Price pursuant to subsection (a)(xii) of this Section, and (III) any amounts applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section), and

               (C) all Income actually received by the Buyer or its designee (including the Custodian) pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

            iii. After one Business Day's notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices Buyer may reasonably deem satisfactory any or all Purchased Eligible Assets subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Eligible Assets, to give Seller credit for such Purchased Eligible Assets in an amount equal to the Market Value of the Purchased Eligible Assets, and apply such amount, first, against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder and, second, against the other outstanding Indebtedness in such order as Seller may elect. The proceeds of any disposition of Purchased Eligible Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to consequential damages, including but not limited to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to the payment of the other outstanding Indebtedness in such order as Seller may elect.

            iv. The parties recognize that it may not be possible to purchase or sell all of the Purchased Eligible Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Eligible Assets may not be liquid. In view of the nature of the Purchased Eligible Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Eligible Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Eligible Asset and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Eligible Asset on the occurrence of an Event of Default or to liquidate all Purchased Eligible Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

            v. Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Eligible Assets or any portion thereof, and collect the payments due with respect to the Purchased Eligible Assets or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

            vi. Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

            vii. Seller shall be liable to Buyer for the amount of all expenses, reasonably incurred by Buyer in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal fees and expenses and reasonable costs incurred in connection with hedging or covering transactions.

            viii.Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

            ix. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and
                 (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

            x. In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer or its designee (including the Custodian) including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Eligible Assets, and all other sums or obligations owed by Seller to Buyer against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

            xi. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Eligible Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

            xii. Buyer and Seller hereby agree that sales of the Purchased
                 Eligible Assets shall be deemed to include and permit the sales of Purchased Eligible Assets pursuant to a securities offering.

            xiii.Notwithstanding the foregoing remedies, if the Event of
                 Default (other than an Event of Default under Section 13(a)(xi)) arises from a breach of any representation or warranty set forth in Sections 10(b)(iii), (v) or (ix) or in
                 Exhibit IV, V, VI, VII, VIII, IX, X or XI attached hereto with respect to a Purchased Eligible Asset, then Seller may elect, subject to Buyer's written consent (which consent shall not be unreasonably withheld or delayed), to cure such default by repurchasing such Eligible Asset or substituting for such Eligible Asset within two (2) Business Days of such Event of Default, provided, however, that Seller shall not have the right to make the foregoing election if such breach causes a default with respect to Eligible Assets that in the aggregate represent ten percent (10%) or more of the aggregate Purchase Price of all Purchased Eligible Assets subject to then outstanding Transactions. The repurchase price for any such repurchase shall be the outstanding Repurchase Price of such Eligible Asset. Any such substitution shall be performed in accordance with Section 9 of this Agreement.

15.      ADDITIONAL CONDITION

         Seller shall, on the date of the initial Transaction hereunder and, upon the request of Buyer (but no more than once in any calendar year), on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any Person that purchases the Purchased Eligible Assets from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit III attached hereto.

         Additionally, prior to entering into the initial Transaction under this Agreement, Seller shall cause Conseco to have executed and delivered the Limited Guaranty.

16.      SINGLE AGREEMENT

         Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted; provided, however, that the parties hereto acknowledge and agree that each Purchased Eligible Asset is identified and unique and nothing in this Agreement should limit or reduce Buyer's obligation to deliver the Purchased Eligible Assets to Seller as and when provided herein.

17.      NOTICES AND OTHER COMMUNICATIONS

         Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation.

18.      ENTIRE AGREEMENT; SEVERABILITY

         This Agreement together with the applicable Confirmation constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Eligible Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.      NON-ASSIGNABILITY

         The rights and obligations of the parties under this Agreement and under any Transaction may be assigned by Lehman Commercial Paper Inc. but shall not be assigned by Green Tree Finance Corp. -- Five without the prior written consent of Lehman Commercial Paper Inc. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

20.      TERMINABILITY

         This Agreement shall terminate in 180 days unless the Buyer and Seller agree to extend this Agreement for a period of 180 days therefrom. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties hereunder (including those made in Exhibits IV, V, VI, VII, VIII, IX, X and XI hereof) shall continue and survive.

21.      GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.      CONSENT TO JURISDICTION AND ARBITRATION

         The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market in the City, County, and State of New York.

23.      NO WAIVERS, ETC.

         No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

24.      INTENT

         The parties understand and intend that this Agreement and each Transaction hereunder constitute a "repurchase agreement" and a "securities contract" as those terms are defined under the relevant provisions of Title 11 of the United States Code, as amended.

25.      SERVICING

         a. Notwithstanding the purchase and sale of the Purchased Eligible Assets hereby, Seller shall cause Conseco to service the Purchased Eligible Assets for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Eligible Asset prior to the related Repurchase Date pursuant to Section 8, Buyer's assigns; provided, however, that the obligations of Seller to service the Purchased Eligible Assets shall cease upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller shall cause Conseco to service the Purchased Eligible Assets in accordance with the servicing standards maintained by other prudent mortgage, consumer finance and commercial lenders with respect to loans and leases similar to the Purchased Eligible Assets.

         b. Seller agrees that Buyer is the owner of all servicing records owned by Seller, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Eligible Assets (the "Servicing Records"). Seller grants Buyer a security interest in all servicing fees and rights relating to the Eligible Assets and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

         c. Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Eligible Assets on a servicing released basis or (ii) terminate the Seller or its nominee as servicer of the Purchased Eligible Assets with or without cause, in each case without payment of any termination fee.

         d. Seller shall not employ sub-servicers to service the Purchased Eligible Assets without the prior approval of Buyer.

         e. Seller shall cause any sub-servicer hereunder to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that, upon notice from Buyer (or the Custodian on its behalf) that an Event of Default has occurred and is continuing hereunder, it shall deposit all Income with respect to the Purchased Eligible Assets in the account specified in the third sentence of Section 5(a).

26.      indemnification

         Seller hereby agrees to indemnify Buyer, Buyer's designees and each of its officers, directors, employees and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than income taxes of the Buyer), fees, costs, expenses (including reasonable attorneys fees and disbursements) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement, the Custodial Agreement or any other related document or any Transactions thereunder or any action taken or omitted to be taken by Seller or any of its Affiliates under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party.

27.      MISCELLANEOUS

         a. Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

         b. Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of the Seller, and the Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from the Seller.

         c. If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

         d. If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation shall prevail.

         e. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         f. Seller agrees to reimburse Buyer for all reasonable costs and expenses of Buyer in connection with this Agreement including, without limitation, (i) the fees, expenses and disbursement of counsel to Buyer, (ii) due diligence expenses and (iii) on-going auditing fees.

         g. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                     LEHMAN COMMERCIAL PAPER INC.,
                                         Buyer

                                     By:    /s/ Vincent Primiano
                                            -----------------------------------

                                     Title: Vice President
                                            -----------------------------------

                                     Date:  May 11, 2000
                                            -----------------------------------




                                     GREEN TREE FINANCE CORP.--FIVE,
                                         Seller

                                     By:    /s/Phyllis A. Knight
                                            -----------------------------------

                                     Title: Senior Vice President and Treasurer
                                            -----------------------------------

                                     Date:
                                            -----------------------------------

EXHIBITS
--------

EXHIBIT I            Confirmation

EXHIBIT II           Form of Power of Attorney

EXHIBIT III          Opinion of Counsel to Seller

EXHIBIT IV           Representations and Warranties Regarding Home Improvement
                     Loans

EXHIBIT V Representations and Warranties Regarding High LTV Home Equity Loans and Home Equity Loans

EXHIBIT VI           Representations and Warranties Regarding Retail
                     Installment Contracts

EXHIBIT VII          Representations and Warranties Regarding Equipment Leases

EXHIBIT VIII Representations and Warranties Regarding Asset Based Lending Contracts

EXHIBIT IX           Representations and Warranties Regarding Vehicle Leases

EXHIBIT X            Representations and Warranties Regarding Credit Card Loans

EXHIBIT XI           Representations and Warranties Regarding Manufactured
                     Housing Contracts

EXHIBIT XII          Form of Limited Guaranty

EXHIBIT I

                           Form of Confirmation Letter
                                                                         (date)

[Green Tree Finance Corp.--Five]


Attention:


Confirmation No.____________________

Ladies/Gentlemen:

         This letter confirms our oral agreement to purchase from you the Eligible Assets listed in Appendix I hereto, pursuant to the Amended and Restated Master Repurchase Agreement between us, dated May 9, 2000 (the "Agreement"), as follows:

                    Purchase Date:

                    Eligible Assets to be Purchased: See Appendix I hereto. [Appendix I to Confirmation Letter will list Eligible Assets]

                    Aggregate Principal Amount of Purchased Eligible Assets:

                    Purchase Price:

                    Pricing Rate:

                    Repurchase Date:

                    Repurchase Price:

                    Collateral Amount Percentage with respect to Market Value for Home Equity:

                    Collateral Amount Percentage with respect to Market Value for Insured Home Improvement Loans:

                    Collateral Amount Percentage with respect to Market Value for Uninsured Home Improvement Loans:

                    Collateral Amount Percentage with respect to Market Value for Loans arising under Retail Installment Contracts:

                    Collateral Amount Percentage with respect to Market Value for Equipment Leases:

                    Collateral Amount Percentage with respect to Market Value for Manufactured Housing Contracts:

                    Collateral Amount Percentage with respect to Market Value for Vehicle Leases:

                    Collateral Amount Percentage with respect to Market Value for Asset Based Lending Contracts:

                    Collateral Amount Percentage with respect to Market Value for Credit Card Balances:



                    Names and addresses for communications:

                    Buyer:
                    [Lehman Commercial Paper Inc.
                    101 Hudson Street
                    Jersey City, NJ
                    Attention: Richard DePaulis or Chris Czako

                    with a copy to:
                    Lehman Commercial Paper Inc.
                    200 Vesey Street
                    12th Floor New York, New York 10285-0900
                    Attention: Eugene Nagotko or Fred Madonna]

                    Seller: [Green Tree Finance Corp.--Five]

                    Attention:

                                             LEHMAN COMMERCIAL PAPER INC.,
                                                  Buyer

                                             By:    ___________________________

                                             Title: ___________________________

                                             Date:  ___________________________

         The Seller hereby confirms that all of the representations and warranties contained in the Agreement (including [Exhibit IV, Exhibit V, Exhibit VI, Exhibit VII, Exhibit VIII, Exhibit IX, Exhibit X and Exhibit XI]) are true and correct as if made as of the date hereof, the Seller is not in breach of any covenant contained therein and there exists no Event of Default thereunder.

Agreed and Acknowledged:
Green Tree Finance Corp.--Five
Seller

By:___________________________________________________________

Name:_________________________________________________________

Title:________________________________________________________

EXHIBIT II

                            Form of Power of Attorney

"Know All Men by These Presents, that Green Tree Finance Corp.--Five ("Seller"), does hereby appoint Lehman Commercial Paper Inc. ("Buyer"), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the assignments of Mortgages, (ii) the recordation of the assignments of Mortgages,
(iii) the filing, amendment or assignment of UCC financing statements or certificates of title and (iv) the enforcement of the Seller's rights under the Purchased Eligible Assets purchased by Buyer pursuant to the Amended and Restated Master Repurchase Agreement dated May 9, 2000 between Seller and Buyer and to take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Eligible Assets, the related Loan Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and the Seller's seal to be affixed this ____ day of, _____________, 200_.

Green Tree Finance Corp.--Five

By:___________________________________________________________

Name:_________________________________________________________

Title:________________________________________________________

[NOTARIZE]

EXHIBIT III

                           OPINION OF SELLER'S COUNSEL

1.      CORPORATE EXISTENCE

2.      AUTHORIZATION, EXECUTION AND DELIVERY

3.      ENFORCEABILITY

4.      NO DEFAULTS

5.      NO LITIGATION

6.      COMPLIANCE WITH LAWS

7.      NO CONSENTS/APPROVALS NEEDED

8.      VALIDLY CREATED FIRST PRIORITY PERFECTED SECURITY INTEREST IN COLLATERAL

EXHIBIT IV



                          Representations with respect
                            to Home Improvement Loans

         A. Payments. The scheduled payment of principal and interest due under the Home Improvement Loan with respect to the prior Due Date was made on or before such Due Date by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days after such Due Date.

         B. No Waivers. The terms of the Home Improvement Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Home Improvement Loan File (as defined in the Custodial Agreement). All costs, fees and expenses incurred in making, closing and perfecting the lien and/or security interest, as applicable, of the Home Improvement Loan have been paid.

         C. Binding Obligation. The Home Improvement Loan is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally. In the case of Home Improvement Loans other than Unsecured Home Improvement Loans, Seller has delivered, or caused to be delivered, to the Custodian the original Mortgage, with evidence of recording thereon, or if the original Mortgage has not yet been returned from the recording office, a true copy of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Real Property is located.

         D. No Defenses. The Home Improvement Loan is not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Home Improvement Loan or the exercise of any right thereunder will not render the Home Improvement Loan unenforceable in whole or in part or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto.

         E. Insurance. In the case of Home Improvement Loans other than Unsecured Home Improvement Loans, all improvements on the related real property are covered by a hazard insurance policy. All premiums due on such insurance have been paid in full.

         Each Insured Home Improvement Loan was originated in compliance with FHA regulations and is insured, without set-off, surcharge or defense, by FHA insurance. Seller has, in conformity with FHA regulations, filed all reports necessary for the Insured Home Improvement Loan to be registered for FHA insurance. Following assignment of the Insured Home Improvement Loan to Custodian, on behalf of the Owners, Custodian will be entitled to the full benefits of the FHA insurance.

         F. Origination. The Home Improvement Loan was originated by a home improvement contractor or Seller in the regular course of its business and, if originated by a home improvement contractor, was purchased by Seller in the regular course of its business.

         G. Lawful Assignment. The Home Improvement Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Home Improvement Loan to Custodian or the ownership of the Home Improvement Loans by the Owner thereof unlawful or make the Home Improvement Loan unenforceable.

         H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws and FHA regulations, applicable to the Home Improvement Loan have been complied with and such compliance is not affected by the holding of the Home Improvement Loans by Custodian or the Owner's ownership of the Home Improvement Loans, and Seller shall for at least the period of this Agreement, maintain in its possession, available for Custodian's inspection, and shall deliver to Custodian upon demand, evidence of compliance with all such requirements.

         I. Home Improvement Loan in Force. The Home Improvement Loan has not been satisfied or subordinated (except for such subordination as may be allowed under FHA regulations) in whole or in part or rescinded, and, in the case of Home Improvement Loans other than Unsecured Home Improvement Loans, the real property securing the Home Improvement Loan, as applicable, has not been released from the lien of the Home Improvement Loan in whole or in part.

         J. Valid Lien. The Home Improvement Loan has been duly executed and delivered by the obligor and either the related Mortgage is a valid and subsisting first, second or third lien on the property therein described or the Home Improvement Loan is an unsecured borrowing of the obligor; any related Mortgage has been assigned by Seller to Custodian, and Custodian has and will have, on behalf of the Owners of the Home Improvement Loans, a valid and subsisting lien on the property therein described. Seller has full right to sell and assign the Home Improvement Loans to Custodian.

         K. Capacity of Parties. All parties to the Home Improvement Loan had capacity to execute the Home Improvement Loan.

         L. Good Title. Prior to transfer to Custodian, Seller is the sole owner of the Home Improvement Loan and has the authority to sell, transfer and assign the Home Improvement Loan. Seller has not sold, assigned or pledged the Home Improvement Loan to any Person other than the Custodian.

         M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Home Improvement Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Home Improvement Loan. Seller has not waived any such default, breach, violation or event permitting acceleration.

         N. No Liens. In the case of Home Improvement Loans other than Unsecured Home Improvement Loans, there are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the real property securing the Home Improvement Loan which are or may be liens prior to, or equal or coordinate with, the lien of the Home Improvement Loan.

         O. Equal Installments. The Home Improvement Loan has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

         P. Enforceability. The Home Improvement Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

         Q. One Original. There is only one original executed Home Improvement Loan contract and note, each of which has been delivered to the Custodian.

         R. Primary Resident. At the time of origination of the Home Improvement Loan, the obligor was the primary resident of the related real property.

         S. Qualified Mortgage for REMIC. Each Home Improvement Loan that is secured by a Mortgage on the property described therein is a "qualified mortgage" under Section 860G(a)(3) of the Code.

         T. Proceedings. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of collateral securing a Home Improvement Loan.

         U. Marking Records. Seller has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that such Home Improvement Loans are owned by Custodian in accordance with the terms of the related Custodial Agreement.

         V. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Home Improvement Loans.

EXHIBIT V

                          Representations with respect
               to High LTV Home Equity Loans and Home Equity Loans

         A. Payments. The scheduled payment of principal and interest due under the High LTV Home Equity Loan or Home Equity Loan with respect to the prior Due Date was made on or before such Due Date by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days after such Due Date.

         B. No Waivers. The terms of the High LTV Home Equity Loan or Home Equity Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the High LTV Home Equity Loan File or Home Equity Loan File, as applicable. All costs, fees and expenses incurred in making, closing and perfecting the lien and/or security interest, as applicable, of the High LTV Home Equity Loan or Home Equity Loan have been paid.

         C. Binding Obligation. The High LTV Home Equity Loan or Home Equity Loan is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally. Seller has delivered, or caused to be delivered, to the Custodian the original Mortgage, with evidence of recording thereon, or if the original Mortgage has not yet been returned from the recording office, a true copy of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Real Property is located.

         D. No Defenses. The High LTV Home Equity Loan or Home Equity Loan is not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the High LTV Home Equity Loan or Home Equity Loan or the exercise of any right thereunder will not render the High LTV Home Equity Loan or Home Equity Loan unenforceable in whole or in part or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto.

         E. Insurance. All improvements on the related real property are covered by a hazard insurance policy. All premiums due on such insurance have been paid in full.

         F. Origination. The High LTV Home Equity Loan or Home Equity Loan was originated by a home equity lender or Seller in the regular course of its business and, if originated by a home equity lender, was purchased by Seller in the regular course of its business.

         G. Lawful Assignment. The High LTV Home Equity Loan or Home Equity Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the High LTV Home Equity Loan or Home Equity Loan to Custodian or the ownership of the High LTV Home Equity Loan or Home Equity Loans by the Owner thereof unlawful or make the High LTV Home Equity Loan or Home Equity Loan unenforceable.

         H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the High LTV Home Equity Loan or Home Equity Loan have been complied with and such compliance is not affected by the holding of the High LTV Home Equity Loans or Home Equity Loans by Custodian or the Owners' ownership of the High LTV Home Equity Loans or Home Equity Loans, and Seller shall for at least the period of this Agreement, maintain in its possession, available for Custodian's inspection, and shall deliver to Custodian upon demand, evidence of compliance with all such requirements.

         I. High LTV Home Equity Loan or Home Equity Loan in Force. The High LTV Home Equity Loan or Home Equity Loan has not been satisfied or subordinated in whole or in part or rescinded, and the real property securing the High LTV Home Equity Loan or Home Equity Loan has not been released from the lien of the High LTV Home Equity Loan or Home Equity Loan in whole or in part.

         J. Valid Lien. The High LTV Home Equity Loan or Home Equity Loan has been duly executed and delivered by the obligor and the related Mortgage is a valid and subsisting first, second or third lien on the property therein described; any related Mortgage has been assigned by Seller to Custodian, and Custodian has and will have, on behalf of the Owners of the High LTV Home Equity Loans and Home Equity Loans, a valid and subsisting lien on the property therein described. Seller has full right to sell and assign the High LTV Home Equity Loans and Home Equity Loans to Custodian.

         K. Capacity of Parties. All parties to the High LTV Home Equity Loan and Home Equity Loan had capacity to execute the High LTV Home Equity Loan and Home Equity Loan.

         L. Good Title. Prior to transfer to Custodian, Seller is the sole owner of the High LTV Home Equity Loan or Home Equity Loan and has the authority to sell, transfer and assign the High LTV Home Equity Loan or Home Equity Loan. Seller has not sold, assigned or pledged the High LTV Home Equity Loan or Home Equity Loan to any Person other than the Custodian.

         M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the High LTV Home Equity Loan or Home Equity Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such High LTV Home Equity Loan or Home Equity Loan. Seller has not waived any such default, breach, violation or event permitting acceleration.

         N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the real property securing the High LTV

Home Equity Loan or Home Equity Loan which are or may be liens prior to, or equal or coordinate with, the lien of the High LTV Home Equity Loan or Home Equity Loan.

         O. Equal Installments. The High LTV Home Equity Loan or Home Equity Loan has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

         P. Enforceability. The High LTV Home Equity Loan or Home Equity Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

         Q. One Original. There is only one original executed High LTV Home Equity Loan note or Home Equity Loan note, and it has been delivered to the Custodian.

         R. Primary Resident. At the time of origination of the High LTV Home Equity Loan or Home Equity Loan, the obligor was the primary resident of the related real property.

         S. Qualified Mortgage for REMIC. Each High LTV Home Equity Loan or Home Equity Loan that is secured by a Mortgage on the property described therein is a "qualified mortgage" under Section 860G(a)(3) of the Code.

         T. Proceedings. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of collateral securing a High LTV Home Equity Loan or Home Equity Loan.

         U. Marking Records. Seller has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that such High LTV Home Equity Loans and Home Equity Loans are owned by Custodian in accordance with the terms of the related Custodial Agreement.

         V. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the High LTV Home Equity Loans or Home Equity Loans.

         W. Real Property. Each mortgaged property is improved by a single family dwelling which constitutes real property under state law and is the principal residence of the obligor.

         X. Wet Home Equity Loans. Each Wet Home Equity Loan, together with other Wet Home Equity Loans subject to Transactions hereunder, does not exceed an aggregate Purchase Price of $150,000,000.

EXHIBIT VI

          Representations with respect to Retail Installment Contracts


         A. Payments. The scheduled payment of principal and interest for the most recent Due Date was made by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days.

         B. No Waivers. The terms of the Retail Installment Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Retail Installment Loan File.

         C. Binding Obligation. The Retail Installment Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

         D. No Defenses. The Retail Installment Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Retail Installment Contract or the exercise of any right thereunder will not render the Retail Installment Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         E. Origination. The Retail Installment Contract was originated by a dealer or Seller in the regular course of its business and, if originated by a dealer, was purchased by Seller in the regular course of its business.

         F. Lawful Assignment. The Retail Installment Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Retail Installment Contract to the Custodian or the ownership of the Retail Installment Contracts by the Owner unlawful.

         G. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Retail Installment Contract have been complied with and such compliance is not affected by the holding of the Retail Installment Contracts by the Custodian or the Owner's ownership of the Retail Installment Contracts, and Seller shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

         H. Contract in Force. The Retail Installment Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Seller's lien on the related Consumer Product has not been released in whole or in part.

         I. Purchase Money Security Interest. The Retail Installment Contract creates a "purchase money security interest" (as defined in the Uniform Commercial Code) in favor of Seller in the Consumer Product covered thereby as security for payment of the outstanding principal balance of such Retail Installment Contract and all other obligations of the obligor under such Retail Installment Contract; such security interest has been assigned by Seller to the Custodian, and the Custodian has and will have a valid purchase money security interest in such Consumer Product.

         J. Capacity of Parties. All parties to the Retail Installment Contract had capacity to execute the Retail Installment Contract.

         K. Good Title. Prior to the transfer to the Custodian, Seller is the owner of the Retail Installment Contract and has the authority to sell, transfer and assign the Retail Installment. Seller has not sold, assigned or pledged the Retail Installment Contract to any Person other than the Custodian.

         L. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Retail Installment Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Retail Installment Contract. Seller has not waived any such default, breach, violation or event permitting acceleration.

         M. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Consumer Product which are or may be liens prior to, or equal or coordinate with, the lien of the Retail Installment Contract.

         N. Equal Installments. The Retail Installment Contract has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

         O. Enforceability. The Retail Installment Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

         P. One Original. There is only one original executed the Retail Installment Contract, which is held by Seller.

         Q. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Retail Installment Contracts.

         R. Notation of Security Interest. With respect to each Retail Installment Contract, if the related Consumer Product is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Consumer Product is being applied for such title document will be issued within 180 days and will show, Seller as the holder of a first priority security interest in such Consumer Product; if the related Consumer Product is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in goods of the type including the Consumer Product, such filings or recordings have been duly made and show Seller as secured party; and if the related Consumer Product is an aircraft subject to registration with the Federal Aviation Administration's Aircraft Registry, and the recordation of a mortgage, security agreement or similar conveyance with such registry is required to perfect the lien created thereby, such recordation has been duly made and shows Seller as secured party or mortgagee. In any case, Buyer has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including Seller and any trustee in bankruptcy of Seller) claiming an interest in such Consumer Product.

EXHIBIT VII



                Representations with respect to Equipment Leases


         A. Binding Obligation. Each Equipment Lease (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), (ii) has been duly and properly sold, assigned and conveyed by Seller, (iii) was originated by Seller in the ordinary course of its business, or (in the case of any Equipment Lease purchased by Seller) was acquired by Seller for proper consideration and was validly assigned to Seller by the originator of such Equipment Lease and (iv) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment).

         B. No Adverse Selection. No selection procedures adverse to Buyer were utilized in selecting the Equipment Leases from those leases owned by Seller.

         C. Compliance with Law. All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Equipment Leases, have been complied with in all material respects.

         D. No Defaults. There is no known default, breach, violation or event permitting cancellation or termination of the Equipment Lease by the lessor under the terms of any Equipment Lease (other than scheduled payment delinquencies (in excess of 10% of the scheduled payment due) of not more than 59 days), and there has been no waiver of any of the foregoing; no related Equipment had been repossessed.

         E. No Liens. Immediately prior to the sale, assignment and conveyance of each Equipment Lease by Seller to Buyer, Seller had good title to such lease and Seller's interest in the related Equipment (subject to the terms of such Equipment Lease) and was the sole owner thereof, free of any lien.

         F. No Participations. No person has a participation in or other right to receive scheduled payments under any Equipment Lease, and neither the Buyer nor Seller has taken any action to convey any right to any person that would result in such person having a right to scheduled payments received with respect to any Equipment Lease.

         G. Origination. Each Equipment Lease was originated by Seller or acquired by Seller and was sold and assigned by Seller to the Buyer without any fraud or misrepresentation on the part of Seller.

         H. Obligors. Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or (b) Seller or any affiliate thereof.

         I. Lawful Assignment. The sale, transfer and assignment of such Equipment Lease and Seller's interest in the related Equipment to Buyer, and the transfer and conveyance of such Equipment Lease are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Equipment Lease.

         J. Filings. All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give Buyer a first priority perfected lien or ownership interest in the Equipment Leases and a first priority perfected security interest in Seller's interest in the Equipment have been made, taken or performed.

         K. Lease File. There exists a Lease File pertaining to each Equipment Lease, and such Lease File contains the Equipment Lease or a facsimile copy thereof.

         L. Original. There is only one original executed copy of each Equipment Lease or, if there are multiple originals, all such originals are in the possession of Seller or the signed original in the possession of Seller is noted thereon as being the only copy that constitutes chattel paper.

         M. Chattel Paper. The Equipment Leases constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and Delaware (other than those Equipment Leases in which the lessor is financing exclusively the Obligor's software license or maintenance contract for Equipment).

         N. No Bankruptcy. Each Equipment Lease was entered into by an Obligor who had not been identified on the records of Seller as being the subject of a current bankruptcy proceeding.

         O. Computer Tape. The computer tape containing information with respect to the Equipment Leases that was made available by Seller to Buyer and was used to select the Equipment Leases was complete and accurate in all material respects and includes a description of the same Equipment Leases that are described in the Confirmation.

         P. No Delinquency. No Equipment Lease has a scheduled payment delinquency (in excess of 10% of the scheduled payment due) of more than 59 days past due as of the date hereof.

         Q. No Consent. Each Equipment Lease may be sold, assigned and transferred by Seller to Buyer, without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Equipment Leases (which, in proportion to the aggregate of all of the Equipment Leases, are not material) that require notification of the assignment to the Obligor, which notification will be given by Seller not later than 10 days following the date hereof, and (ii) Equipment Leases (which, in proportion to the aggregate of all of the Equipment Leases, are not material) that require the consent of the Obligor, which consent will be obtained by Seller not later than 10 days following the date hereof.

         R. No Assumption. Each Equipment Lease prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Equipment Lease by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor, other than Equipment Leases which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Equipment Lease, or (iii) permit assignment to a third party with a credit standing (determined by Seller in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

         S. Payment Currency. The Obligor under each Equipment Lease is required to make payments thereunder (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates.

         T. Obligor Responsibility. Each Equipment Lease requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales and property taxes) relating to such Equipment.

         U. No Set-Off. Each Equipment Lease requires the Obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be).

         V. Damaged Equipment. Under each Equipment Lease, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment, (ii) to make a termination payment to the lessor, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value.

         W. No Termination. None of the Equipment Leases permit the Obligor to terminate the Equipment Lease prior to the termination hereof or to otherwise prepay the amounts due and payable thereunder, except for a de minimis number of Equipment Leases which allow for an early termination or prepayment.

         X. No Transfer of Title Required. It is not a precondition to the valid transfer or assignment of Seller's interest in any of the Equipment related to any Equipment Lease that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority.

         Y. Accurate Information. The information with respect to the Equipment Leases listed on the Confirmation is true, correct and complete in all material respects.

         Z. No Waiver. No provisions of any Equipment Lease have been waived, altered or modified in any material respect, except as indicated in the related Lease File.

         AA. No Consumer Leases. No Equipment Lease is a "consumer lease" as defined in Article 2A of the Uniform Commercial Code, except for a de minimis number of Equipment Leases.

         BB. Right to Inspect. To the best of Seller's knowledge, each Obligor has accepted the related Equipment and has had reasonable opportunity to inspect and test such Equipment.

EXHIBIT VIII



         Representations with respect to Asset Based Lending Contracts


         A. Payments. The scheduled payment of principal and interest for the most recent due date was made by or on behalf of the Obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent more than 30 days.

         B. No Waivers. The terms of the Asset Based Lending Contracts have not been waived, altered or modified in any respect, except by instruments or documents identified in the Asset Based Lending Contract Loan File.

         C. Binding Obligation. Each Asset Based Lending Contract constitutes the legal, valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' or obligees' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         D. No Consents. Except for any required assignments or notices of transfer, no consent of any person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained or made by Seller in connection with the validity or enforceability of the Asset Based Lending Contracts against Seller, or the consummation of the transactions contemplated in connection with the sale or transfer by Seller of the Asset Based Lending Contracts.

         E. No Conflict. The transfer of the Asset Based Lending Contracts (i) will not conflict in any material respect with or violate in any material respect any of the terms of the agreements to which the Asset Based Lending Contracts are subject or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Seller is a party or by which it is bound and (ii) will not conflict with or violate any law, rule, regulation, order, judgment or decree applicable to or binding on Seller.

         F. No Default. To the actual knowledge of Seller, except as previously disclosed to Buyer in a writing designated as a notice of default, neither Seller nor any Obligor is in default of its obligations under any Asset Based Lending Contract, and Seller has not received any notice that any Obligor under any Asset Based Lending Contract is in default thereunder.

         G. No Set-Off. No Obligor has any claim, offset, defense, set-off or counterclaim against Seller with respect to or under any of the Asset Based Lending Contracts.

         H. Good Title. Prior to the transfer hereunder, Seller will be the sole legal and beneficial owner of the Asset Based Lending Contracts being sold, transferred or assigned by it, and such interests are free and clear of any lien or adverse claim.

         I. Compliance With Law. To the Seller's knowledge, the Asset Based Lending Contracts are in compliance with all federal, state and local laws applicable to Seller in connection with the Asset Based Lending Contracts.

         J. Insolvency. To Seller's knowledge, except as previously disclosed to Buyer in a writing designated as a notice of insolvency, no Obligor or guarantor party to any Asset Based Lending Contract (i) is subject to an order appointing a receiver or like person, (ii) has commenced a voluntary bankruptcy case or other insolvency proceeding, (iii) has consented to entry of an order for relief in an involuntary bankruptcy case, (iv) has made an assignment for the benefit of creditors, (v) has failed to pay its debts generally as they become due, or
(vi) has been adjudicated insolvent.

         K. No Agency Relationship. Seller is not a bank, lender or agent under any of the Asset Based Lending Contracts.

EXHIBIT IX


                 Representations with respect to Vehicle Leases


         A. Binding Obligation. Each Vehicle Lease (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), (ii) has been duly and properly sold, assigned and conveyed by Seller, (iii) was originated by Seller or an Affiliate in the ordinary course of its business, or (in the case of any Vehicle Lease purchased by Seller) was acquired by Seller or an Affiliate for proper consideration and was validly assigned to Seller by the originator of such Vehicle Lease and (iv) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Vehicle; provided that, it is acknowledged and agreed by Buyer that the Vehicle Leases may be held in the form of beneficial interests in a titling trust, so long as each such beneficial interest (a) has been validly issued and is outstanding, representing the entire beneficial interest in the named Vehicle Leases and the related Vehicles free and clear of all liens and encumbrances and title to the related Vehicles has been registered in the name of the titling trust or in the name of the trustee for such trust (or all filings necessary for such registration have been made), (b) represents a separate series of the issuing titling trust, and the related Vehicles and Vehicle Leases are not subject to the debts, liabilities or obligations of the other beneficiaries of the titling trust or that are incurred or existing with respect to assets purported to be held within other series of the titling trust and (c) is held by the Seller free and clear of all liens and encumbrances and the Seller has good title thereto without the necessity of any filings or additional actions that have not been completed.

         B. No Adverse Selection. No selection procedures adverse to Buyer were utilized in selecting the Vehicle Leases from those leases owned by Seller.

         C. Compliance with Law. All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Vehicle Leases, have been complied with in all material respects.

         D. No Defaults. There is no known default, breach, violation or event permitting cancellation or termination of the Vehicle Lease by the lessor under the terms of any Vehicle Lease (other than scheduled payment delinquencies (in excess of 10% of the scheduled payment due) of not more than 59 days), and there has been no waiver of any of the foregoing; no related Vehicle had been repossessed.

         E. No Liens. Immediately prior to the sale, assignment and conveyance of each Vehicle Lease, or the beneficial interest therein, by Seller to Buyer, Seller had good title to such lease or interest, as the case may be, and Seller's interest in the related Vehicle (subject to the terms of such Vehicle Lease) and was the sole owner thereof, free of any lien.

         F. No Participations. No person has a participation in or other right to receive scheduled payments under any Vehicle Lease, and neither the Buyer nor Seller has taken any action to convey any right to any person that would result in such person having a right to scheduled payments received with respect to any Vehicle Lease.

         G. Origination. Each Vehicle Lease was originated by Seller or an Affiliate or acquired by Seller or an Affiliate and was sold and assigned by Seller to the Buyer without any fraud or misrepresentation on the part of Seller.

         H. Obligors. Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or (b) Seller or any Affiliate thereof.

         I. Lawful Assignment. The sale, transfer and assignment of such Vehicle Lease and Seller's interest in the related Vehicle, or if applicable, the beneficial interest therein, to Buyer, and the transfer and conveyance of such Vehicle Lease are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Vehicle Lease.

         J. Filings. All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give Buyer a first priority perfected lien or ownership interest in the Vehicle Leases (which where the Vehicle Leases are held in the form of beneficial interests in a titling trust will be a back-up security interest) have been made, taken or performed.

         K. Lease File. There exists a Lease File pertaining to each Vehicle Lease, and such Lease File contains the Vehicle Lease or a facsimile copy thereof.

         L. Original. There is only one original executed copy of each Vehicle Lease or, if there are multiple originals, all such originals are in the possession of Seller or the signed original in the possession of Seller is noted thereon as being the only copy that constitutes chattel paper.

         M. Chattel Paper. The Vehicle Leases constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and Delaware.

         N. No Bankruptcy. Each Vehicle Lease was entered into by an Obligor who had not been identified on the records of Seller as being the subject of a current bankruptcy proceeding.

         O. Computer Tape. The computer tape containing information with respect to the Vehicle Leases that was made available by Seller to Buyer and was used to select the Vehicle Leases was complete and accurate in all material respects and includes a description of the same Vehicle Leases that are described in the Confirmation.

         P. No Delinquency. No Vehicle Lease has a scheduled payment delinquency (in excess of 10% of the scheduled payment due) of more than 59 days past due as of the date hereof.

         Q. No Consent. Each Vehicle Lease may be sold, assigned and transferred without the consent of, or prior approval from, or any notification to, the applicable Obligor.

         R. No Assumption. Each Vehicle Lease prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Vehicle Lease by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Vehicle, without the prior consent of the lessor, other than Vehicle Leases which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Vehicle Lease, or (iii) permit assignment to a third party with a credit standing (determined by Seller in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

         S. Payment Currency. The Obligor under each Vehicle Lease is required to make payments thereunder (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates.

         T. Obligor Responsibility. Each Vehicle Lease requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Vehicle, the payment of all premiums for insurance of such Vehicle and the payment of all taxes (including sales and property taxes) relating to such Vehicle.

         U. No Set-Off. Each Vehicle Lease requires the Obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related Vehicle and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be).

         V. Damaged Vehicle. Under each Vehicle Lease, if the Vehicle is damaged or destroyed, the Obligor is required either (i) to repair such Vehicle, (ii) to make a termination payment to the lessor, or (iii) in some cases, to replace such damaged or destroyed Vehicle with other Vehicle of comparable use and value.

         W. Accurate Information. The information with respect to the Vehicle Leases listed on the Confirmation is true, correct and complete in all material respects.

         X. No Waiver. No provisions of any Vehicle Lease have been waived, altered or modified in any material respect, except as indicated in the related Lease File.

EXHIBIT X

                Representations with respect to Credit Card Loans



         A. Credit Card Guidelines. The Credit Card Loans have been established in accordance with the policies and procedures of a bank or other account owner, as the case may be, (i) relating to the operation of its credit card business, which generally are applicable to its portfolio of open end credit card accounts, consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (ii) relating to the maintenance of credit card accounts and collection of credit card receivables.

         B. No Defaults. The Credit Card Loans do not include any loans (i) that are charged off as uncollectible in accordance with the credit card guidelines or the Seller's customary and usual servicing procedures for servicing open end credit card accounts, (ii) as to which any payment or part thereof remains unpaid for 180 days or more from the original due date for such loans, (iii) as to which the Obligor thereof has been adjudicated as bankrupt; or (iv) as to which the Obligor is deceased.

         C. No Bankruptcy. No Credit Card Loan has been identified by the Seller in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding.

         D. Origination. Each Credit Card Loan was originated by a bank or account owner in the ordinary course of business in accordance with its credit card guidelines.

         E. No Fraudulent Use. No Credit Card Loan has been identified (i) by the Seller or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card or (ii) as an account with respect to which the related credit card has been lost or stolen.

         F. No Pledge. No Credit Card Loan has been sold or pledged to any other party other than the Seller or any transferor pursuant to a Credit Card Loan purchase agreement.

         G. Obligors. Each Obligor has provided his or her most recent billing address, which address is located in the United States or its territories or possessions or a military address.

         H. Compliance With Law. Each Credit Card Loan was created in compliance in all material respects with the account owner's credit card guidelines and with all applicable Federal, state and local laws applicable to the institution which owned such Credit Card Loan at the time of its creation and pursuant to a credit agreement which complies in all material respects with all applicable Federal, state and local laws applicable to the bank or other account owner, as applicable, and the Seller.

         I. No Consents. All material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Federal, state or local authority required to be obtained, effected or given in connection with the creation of each Credit Card Loan or the execution, delivery and performance of the credit agreement pursuant to which the Credit Card Loan was created, has been duly obtained, effected or given and is in full force and effect as of the date of creation of such Credit Card Loan.


         J. Good Title. Prior to the transfer of each Credit Card Loan, the Seller will have good and marketable title thereto, free and clear of all liens (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Seller or the applicable account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto).

         K. Binding Obligation. Each Credit Card Loan constitutes the legal, valid and binding payment obligation of the Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         L. Valid Security Interest. Each Credit Card Loan constitutes either an "account" or a "general intangible" under and defined in Article 9 of the Uniform Commercial Code as then in effect in any state where the filing of a financing statement is required to perfect the interest in such Credit Card Loan and the proceeds thereof.

         M. No Set-Off. No Credit Card Loan, at the time of transfer, was subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

         N. No Impairment. At the time of transfer, no party has taken any action which, or omitted to take any action the omission of which, would impair any rights with respect to the Credit Card Loans.

         O. Assignment. No Credit Card Loan has been the subject of a valid transfer or assignment of all of a party's right, title and interest in such Credit Card Loan (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof).

         P. No Waiver or Modification. No Credit Card Loan has been waived or modified except as permitted in accordance with the credit card guidelines and which waiver or modification is reflected in the Seller's computer file of revolving credit card accounts.

         Q. Payment Currency. The Obligor under each Credit Card Loan is required to make payments in United States dollars.

EXHIBIT XI-1


         Representations with respect to Manufactured Housing Contracts
                         (not relating to real property)


         A. Payments. The scheduled payment of principal and interest for the most recent due date was made by or on behalf of the obligor (without any advance from Conseco or any Person acting at the request of Conseco) or was not delinquent for more than 30 days.

         B. No Waivers. The terms of the Manufactured Housing Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Manufactured Housing Contract Loan File.

         C. Binding Obligation. The Manufactured Housing Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

         D. No Defenses. The Manufactured Housing Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Manufactured Housing Contract or the exercise of any right thereunder will not render the Manufactured Housing Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         E. Insurance. Conseco or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a Manufactured Housing Contract and if the Conseco has determined that no such policy exists, Conseco has arranged for such insurance and has billed the related obligor through its loan account.

         F. Origination. The Manufactured Housing Contract was originated by a manufactured housing dealer or Conseco in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Conseco in the regular course of its business.

         G. Lawful Assignment. The Manufactured Housing Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Manufactured Housing Contract to the Custodian or the ownership of the Manufactured Housing Contracts by the Seller unlawful.

         H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Manufactured Housing Contract have been complied with and such compliance is not affected by the holding of the Manufactured Housing Contracts by the Custodian or the

Seller's ownership of the Manufactured Housing Contracts, and Seller shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

         I. Manufactured Housing Contract in Force. The Manufactured Housing Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the Manufactured Housing Contract has not been released from the lien of the Manufactured Housing Contract in whole or in part.

         J. Valid Security Interest. The Manufactured Housing Contract creates a valid and enforceable perfected first priority security interest in favor of Conseco in the manufactured home covered thereby as security for payment of the outstanding principal balance of such Manufactured Housing Contract and all other obligations of the obligor under such Manufactured Housing Contract; such security interest has been assigned by Conseco to the Custodian, and the Custodian has and will, on behalf of the Buyer have a valid and perfected and enforceable first priority security interest in such manufactured home.

         K. Capacity of Parties. All parties to the Manufactured Housing Contract had capacity to execute the Manufactured Housing Contract.

         L. Good Title. In the case of a Manufactured Housing Contract purchased from a manufactured housing dealer, Conseco purchased the Manufactured Housing Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Manufactured Housing Contract was subject to a security interest. Conseco has not sold, assigned or pledged the Manufactured Housing Contract to any Person other than the Custodian.

         M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Manufactured Housing Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Manufactured Housing Contract. Conseco has not waived any such default, breach, violation or event permitting acceleration.

         N. No Liens. There are, to the best of the Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the Manufactured Housing Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Manufactured Housing Contract.

         O. Equal Installments. The Manufactured Housing Contract either has a fixed rate or is a Step-Up Rate Contract and provides for level monthly payments which fully amortize the loan over its term.

         P. Enforceability. The Manufactured Housing Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

         Q. One Original. There is only one original executed Manufactured Housing Contract, which is held by the Seller.

         R. Loan-to-Value Ratio. At the time of its origination each Manufactured Housing Contract had a Loan-to-Value Ratio not greater than 95%; if the related manufactured home was new at the time such Manufactured Housing Contract was originated, the original principal balance of such Manufactured Housing Contract was not in excess of that permitted by Conseco's underwriting guidelines in effect at the time the Manufactured Housing Contract was originated.

         S. Primary Resident. At the time of origination of the Manufactured Housing Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

         T. Not Real Estate. The related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and such manufactured home is, to the best of Seller's knowledge, free of damage and in good repair.

         U. Notation of Security Interest. If the related manufactured home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such manufactured home is being applied for such title document will be issued within 180 days and will show, Conseco as the holder of a first priority security interest in such manufactured home. If the related manufactured home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in Manufactured Housing, such filings or recordings have been duly made and show Conseco as secured party. In either case, the Custodian has the same rights as the secured party of record would have (if such secured party were still the owner of the Manufactured Housing Contract) against all Persons claiming an interest in such manufactured home.

         V. Qualified Mortgage for REMIC. Each Manufactured Housing Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related manufactured home is "Manufactured Housing" within the meaning of Section 25(e)(10) of the Code.

         W. FHA/VA Manufactured Housing Contracts. If the Manufactured Housing Contract is a FHA/VA Manufactured Housing Contract, the Manufactured Housing Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the Manufactured Housing Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

         X. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Manufactured Housing Contracts.

EXHIBIT XI-2


         Representations with respect to Manufactured Housing Contracts
                           (relating to real property)


         A. Payments. The scheduled payment of principal and interest for the most recent due date was made by or on behalf of the obligor (without any advance from Conseco or any Person acting at the request of Conseco) or was not delinquent for more than 30 days.

         B. No Waivers. The terms of the Manufactured Housing Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Manufactured Housing Contract Loan File.

         C. Binding Obligation. The Manufactured Housing Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

         D. No Defenses. The Manufactured Housing Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Manufactured Housing Contract or the exercise of any right thereunder will not render the Manufactured Housing Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         E. Insurance. Conseco or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a Manufactured Housing Contract and if Conseco has determined that no such policy exists, Conseco has arranged for such insurance and has billed the related obligor through its loan account

         F. Origination. The Manufactured Housing Contract was originated by a manufactured housing dealer or Conseco in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Conseco in the regular course of its business.

         G. Lawful Assignment. The Manufactured Housing Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Manufactured Housing Contract to the Custodian or the ownership of the Manufactured Housing Contracts by the Seller unlawful.

         H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Manufactured Housing Contract have been complied with and such compliance is not affected by the holding of the Manufactured Housing Contracts by the Custodian or the

Seller's ownership of the Manufactured Housing Contracts, and Seller shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

         I. Manufactured Housing Contract in Force. The Manufactured Housing Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the Manufactured Housing Contract has not been released from the lien of the Manufactured Housing Contract in whole or in part.

         J. Interest in Real Property. Each mortgage is a valid first lien in favor of Conseco on real property securing the amount owed by the obligor under the related Manufactured Housing Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Manufactured Housing Contract obtained by Conseco and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. Conseco has assigned all of its right, title and interest in such Manufactured Housing Contract and related mortgage, including the security interest in the manufactured home covered thereby, to the Custodian. The Custodian has and will have a valid and perfected and enforceable first priority security interest in such Manufactured Housing Contract. The Manufactured Housing Contract creates a valid and enforceable perfected first priority security interest in favor of Conseco in the manufactured home covered thereby (to the extent such manufactured home is not considered real property) as security for payment of the outstanding principal balance of such Manufactured Housing Contract and all other obligations of the obligor under such Manufactured Housing Contract; such security interest has been assigned by Conseco to the Custodian, and the Custodian has and will, on behalf of the Owners of the Manufactured Housing Contracts, have a valid and perfected and enforceable first priority security interest in such manufactured home.

         K. Capacity of Parties. All parties to the Manufactured Housing Contract had capacity to execute the Manufactured Housing Contract.

         L. Good Title. In the case of a Manufactured Housing Contract purchased from a manufactured housing dealer, Conseco purchased the Manufactured Housing Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Manufactured Housing Contract was subject to a security interest. Conseco has not sold, assigned or pledged the Manufactured Housing Contract to any Person other than the Custodian.

         M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Manufactured Housing Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Manufactured Housing Contract. Conseco has not waived any such default, breach, violation or event permitting acceleration.

         N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the Manufactured Housing Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Manufactured Housing Contract.

         O. Equal Installments. The Manufactured Housing Contract either has a fixed rate or is a Step-Up Rate Contract and provides for level monthly payments which fully amortize the loan over its term.

         P. Enforceability. The Manufactured Housing Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

         Q. One Original. There is only one original executed Manufactured Housing Contract, which is held by Seller.

         R. Loan-to-Value Ratio. At the time of its origination each Manufactured Housing Contract had a Loan-to-Value Ratio not greater than 95%; if the related manufactured home was new at the time such Manufactured Housing Contract was originated, the original principal balance of such Manufactured Housing Contract was not in excess of that permitted by Conseco's underwriting guidelines in effect at the time the Manufactured Housing Contract was originated.

         S. Primary Resident. At the time of origination of the Manufactured Housing Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

         T. Good Repair. The related manufactured home is, to the best of Seller's knowledge, free of damage and in good repair.

         U. Qualified Mortgage for REMIC. Each Manufactured Housing Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related manufactured home is "Manufactured Housing" within the meaning of Section 25(e)(10) of the Code.

         V. FHA/VA Manufactured Housing Contracts. If the Manufactured Housing Contract is a FHA/VA Manufactured Housing Contract, the Manufactured Housing Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the Manufactured Housing Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

         W. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Manufactured Housing Contracts.

EXHIBIT XII


                                                                    May 9, 2000

Lehman Commercial Paper Inc.
Three World Financial Center
New York, New York 10285-0700

                              CONSECO FINANCE CORP.

                                Limited Guaranty

         Amended and Restated Master Repurchase Agreement Dated as of May 9,
2000

Gentlemen:

         AA. For value received and in accordance with the terms of the amended and restated Master Repurchase Agreement, dated as of May 9, 2000 as amended from time to time (the "Repurchase Agreement") between Lehman Commercial Paper Inc., as buyer ("Buyer"), and Green Tree Finance Corp. -- Five, as seller ("Seller"), Conseco Finance Corp., formerly known as Green Tree Financial Corporation ("Conseco"), hereby guarantees payment to the Buyer or any successor in interest of the Buyer with respect to any Purchased Eligible Assets under the Repurchase Agreement in an aggregate amount from time to time not exceeding the sum of the Guaranty Amount, as hereinafter defined. Buyer or U.S. Bank National Association, as custodian under the Custodial Agreement (as defined in the Repurchase Agreement), may make demands under this Limited Guaranty of the Guaranty Amount from time to time. Conseco hereby represents that its obligations hereunder do and shall rank pari passu with all unsecured and unsubordinated indebtedness of Conseco.

         BB. Payments required under this Limited Guaranty shall be payable whenever any Guaranty Amount (as defined below) has not been promptly made to Buyer in accordance with the Repurchase Agreement and the Custodial Agreement, without regard to any stay or delay with respect to such payment permitted or required by bankruptcy or any other applicable law. Neither Buyer nor Custodian on behalf of Buyer shall be required to realize upon any Purchased Eligible Assets or other security or exercise any remedies prior to making a payment demand under this Limited Guaranty. The aggregate sum remaining available hereunder from time to time shall be available upon the presentation by Buyer or Custodian on behalf of Buyer of the Notice for Payment in the form of Exhibit A hereto (the "Notice"), setting forth the information called for therein.

         CC. The "Guaranty Amount" as of any date means, collectively, the sums described in paragraphs HH and II of this Limited Guaranty plus the lesser of
(x) the sum of (A) the Repurchase Price of the Purchased Eligible Assets (whether payable upon demand by the Buyer, as a result of an acceleration of the Repurchase Date therefor or otherwise) and
(B) the Price Differential thereof and any liquidation costs and attorneys' fees associated with realizing upon and selling Purchased Eligible Assets and (y) 10% of the outstanding principal amount of all Purchased Eligible Assets at the time a payment demand is made under this Limited Guaranty. All payments due hereunder shall be paid in immediately available funds after receipt of the Notice no later than 1:00 P.M. on the second business day following the date of presentation of the Notice.

         DD. Presentation of the Notice shall be made in writing to the address specified in this paragraph or by presentation of facsimile documentation at
(612) 293-5745, Attention: Chief Financial Officer, or such other number or name as Conseco may specify. Such documentation shall be followed by original documentation as soon as reasonably practicable to Conseco's office located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639,
Attention: Chief Financial Officer, or such other number or name which may be designated by Conseco by written notice delivered to the Custodian.

         EE. This Limited Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Communications with respect to this Limited Guaranty other than requests for payment pursuant to a Notice referred to in the preceding paragraph shall be addressed to Conseco at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639,
Attention: Chief Financial Officer, specifically referring to this Limited Guaranty.

         FF. Conseco hereby waives all rights of subrogation, contribution, reimbursement, indemnity or otherwise, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by Conseco pursuant to the provisions of this Limited Guaranty and agrees for the benefit of each of the Seller's creditors that any such payment by it shall constitute a contribution of capital by Conseco to the Seller.

         GG. As further security for this Limited Guaranty and to secure all of Seller's obligations to Buyer, Conseco hereby grants a present security interest in and transfers and assigns to Buyer (a) any and all interest, if any, it may now or hereafter have in the Purchased Eligible Assets (as defined in the Repurchase Agreement) until such securities have been sold or otherwise disposed of by Buyer, and (b) all claims and demands, presently existing or hereafter accrued thereon, and any and all collateral or security Conseco now has or may hereafter have or acquire against Seller with respect to the Purchased Eligible Assets or any of them with full right on the part of Buyer in its own name or in the name of Conseco to collect and enforce such claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, and to vote in any proceedings for the arrangement of debts at any time proposed, and Conseco hereby irrevocably appoints Buyer as attorney-in-fact for Conseco for the purpose of such enforcement and for the purpose of endorsing in the name of Guarantors any instrument for the payment of money.

         HH. In the event that any representation or warranty made by Seller in the Repurchase Agreement or by Conseco or Seller under any servicing arrangements or the Custodial

Agreement shall be false or misleading in any material respect, there shall be immediately due from Conseco to Buyer the loss, cost, damage or expense incurred by Buyer by reason of such representation or warranty being false or misleading in any material respect. In addition, there shall be immediately due from Conseco any Indemnified Amounts that are due to Buyer or any other Indemnified Parties under, and as defined in, the Repurchase Agreement.

         II. In the event that Buyer for any reason whatsoever shall deem it necessary to refer this Limited Guaranty to an attorney for the enforcement thereof or of any rights hereunder or otherwise, there shall be immediately due from Conseco to Buyer, reasonable attorneys' fees and disbursements, together with all costs and expenses of such action.

         JJ. This Limited Guaranty sets forth in full Conseco's undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein other than any request, for payment hereunder and the Repurchase Agreement, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for requests for payment pursuant to a Notice and the Repurchase Agreement.

         KK. Conseco hereby waives the right of trial by jury in any litigation arising hereunder and also waives the right in any such litigation, to impose counterclaims or set offs of any kind or description unless such counterclaim or set off is compulsory or mandatory in nature under the New York Civil Practice Law and Rules. Conseco further agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Guaranty.

         LL. Conseco shall provide information, documentation and access to personnel as Buyer shall require in order to monitor Conseco's liquidity, cash flow and capitalization.

         IN WITNESS WHEREOF, this Limited Guaranty is impressed, imprinted or engraved hereon, attested by its secretary or any Assistant Secretary.

                               CONSECO FINANCE CORP.



                               By:  /s/Phyllis A. Knight
                                    --------------------
                                    Name:  Phyllis A. Knight
                                    Title:  Senior Vice President and Treasurer

Attest:


By:_______________________
         Name:
         Title:

EXHIBIT A
to
Limited Guaranty


Conseco Finance Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639
Attention:  Chief Financial Officer

                               NOTICE FOR PAYMENT
                           UNDER THE LIMITED GUARANTY

         The undersigned individual, a duly authorized officer of [ Lehman Commercial Paper Inc. (the "Buyer") ], [U.S. Bank National Association, as custodian ("Custodian") under that certain Custodial Agreement among Custodian, Buyer and Green Tree Finance Corp. -- Five ("Seller"),] hereby certified to Conseco Finance Corp. ("Conseco") on behalf of the Buyer with reference to that certain Limited Guaranty, dated May 9, 2000 (the "Limited Guaranty"), of Conseco in favor of Buyer, executed pursuant to the amended and restated Master Repurchase Agreement, dated May 9, 2000 (the "Repurchase Agreement"), between Seller and Buyer, in respect of Securities (as defined in the Repurchase Agreement) as follows:

         1.[Buyer] [Custodian on behalf of Buyer] is entitled to make a demand under the Limited Guaranty.

         2.The Guaranty Amount as of the Date of this Notice is $_________. The amount demanded by this notice (together with the amount of any other payments demanded under all other Notices for Payment) does not exceed the Guaranty Amount.

         3.[Buyer] [Custodian on behalf of Buyer] demands payment of $_______________, which is the amount it is entitled to demand pursuant to the Limited Guaranty.

         4.The amount demanded is to be paid in immediately available funds by 1:00 P.M. of the second business day following the date of presentation of this notice.

         5.[Provide payment instructions.]

         6.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Repurchase Agreement.

         IN WITNESS WHEREOF, this notice has been executed this __ day of
________.

                                            [LEHMAN COMMERCIAL PAPER INC.]
                                            [CUSTODIAN]



                                            By:______________________________
                                               Name:
                                               Title:

                  AMENDMENT TO THE WAREHOUSE DEBT FACILITY

          This AMENDMENT (this "Amendment"), dated as of September 22, 2000, by and among LEHMAN COMMERCIAL PAPER INC. ("Buyer") and GREEN TREE FINANCE CORP. - FIVE ("Seller") and acknowledged and consented to by Conseco Finance Corp. (the "Guarantor").

                              W I T N E S S E T H:

          WHEREAS, Seller and Buyer are party to that certain Amended and Restated Master Repurchase Agreement, dated May 9, 2000, (such agreement, as amended as of the date hereof, the "Agreement"; capitalized terms used herein without definition are being used as defined in the Agreement);

          WHEREAS, Seller, Borrower and other parties have entered into the Amended and Restated Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Umbrella Agreement"), pursuant to which such parties have agreed to enter into amendments and other agreements in connection with existing arrangements, including the Agreement; and

          WHEREAS, Seller and Buyer have agreed to amend the Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

          Section 1. Amendments to the Agreement. On the Effective Date (under and as defined in the Umbrella Agreement), the Agreement shall be amended as follows:

          (a) new definitions of "Amendment Effective Date" and "Applicable Margin" in Section 2 (Definitions) of the Agreement are inserted immediately following the definition of "Agreement" to read as follows:

               "Amendment Effective Date" means the "Effective Date" under and as defined in the Umbrella Agreement.

               "Applicable Margin" means (i) in respect of Home Equity Loans, 0.85% per annum, provided, however, that in respect of Home Equity Loans that are Wet Home Equity Loans such percentage shall be increased to 1.1% per annum; (ii) in respect of High LTV Home Equity Loans, 1% per annum; (iii) in respect of Home Improvement Loans, 0.85% per annum; (iv) in respect of Retail Installment Contracts, 0.85% per annum; (v) in respect of Floor Plan Assets, 2% per annum and (vi) in respect of Manufacturing Housing Contracts, 0.85% per annum; provided, however, that in respect of Manufacturing Housing Contracts that are Wet Manufacturing Housing Contracts such percentage shall be increased to 1.1% per annum.

          (b) the definition of "Business Day" in Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day on which the Buyer or the New York Stock Exchange is authorized or obligated by law or executive order to be closed and, if the applicable Business Day relates to notices, determinations, fundings and payments in connections with the LIBO Rate, a day on which dealings in U.S. dollar deposits are also carried on in the London interbank market.

          (c) the definitions of "Custodial Agreement" and "Custodian" in
Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Custodial Agreement" means, collectively, the amended and restated custodial agreement that refers to transactions under this Agreement, by and among Buyer, Seller and the Custodian and the custodial agreement to be executed pursuant to Section 3(i).

               "Custodian" means the custodian under either Custodial Agreement. The initial custodian is U.S. Bank National Association.

          (d) the definition of "Eligible Assets" in Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Eligible Assets" means Retail Installment Contracts, Home Improvement Loans, Home Equity Loans, Manufactured Housing Contracts, Vehicle Leases, Credit Card Balances and Equipment Leases subject to this Agreement; provided, however, that "Eligible Assets" shall not include (a) on or after December 31, 2000, Esoteric Assets other than the Floor Plan Assets and (b) on or after December 31, 2001, the Floor Plan Assets; provided, further, that Eligible Assets constituting "chattel paper" under the UCC shall no longer constitute Eligible Assets if related Loan Files have not been delivered to the Custodian within 21 days of the Purchase Date therefor.

          (e) a new definition of "Floor Plan Assets" is inserted in Section 2 (Definitions) of the Agreement immediately after the definition of "Hedge" to read as follows:

               "Floor Plan Assets" means those securities listed on Schedule 1 to the May 9 Letter or such other securities as may be agreed to between the Buyer and the Seller in writing.

          (f) a new definition of "Guarantor" in Section 2( Definitions) of the Agreement is inserted immediately following the definition of "FHA Insurance" to read as follows:

               "Guarantor" means Conseco Finance Corp., and any successor thereto.

          (g) a new definition of "LIBO Rate" in Section 2 (Definitions) of the Agreement is inserted immediately following the definition of "Limited Guaranty" to read as follows:

               "LIBO Rate" means, with respect to any Purchase Date, and for each 30-day period thereafter, the rate determined by the Buyer to be the offered rate for one-month deposits in United States dollars that appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of such Purchase Date or period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the LIBO Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Buyer.

          (h) a new definition of "May 9 Letter" in Section 2 (Definitions) of the Agreement is inserted immediately following the definition of "Material Adverse Change" to read as follows:

               "May 9 Letter" means the Letter, dated May 9, 2000, from Lehman Brothers, Inc. and Lehman ALI Inc. acknowledged and agreed by Conseco and Green Tree Residual Finance Corp. I.

          (i) the definition of "Pricing Rate" in Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Pricing Rate" means (i) in respect of Purchased Eligible Assets purchased prior to the Amendment Effective Date, the per annum percentage rate specified in the Confirmation for determination of the Price Differential and (ii) in respect of Purchased Eligible Assets purchased on or after the Amendment Effective Date, the sum of the Applicable Margin and the LIBO Rate.

          (j) the definition of "Purchase Price" in Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Purchase Price" means, on each Purchase Date, the price at which Purchased Eligible Assets are transferred by Seller to Buyer or its designee (including the Custodian); provided, however, that (i) the Purchase Price of any Home Equity Loan shall not in any event exceed 95% of the principal amount thereof, (ii) the Purchase Price of any High LTV Home Equity Loan shall not in any event exceed 85% of the principal amount thereof, (iii) the Purchase Price of any Insured Home Improvement Loan shall not in any event exceed 90% of the principal amount thereof, (iv) the Purchase Price of any Uninsured Home Improvement Loan shall not in any event exceed 90% of the principal amount thereof, (v) the Purchase Price of any Retail Installment Contract shall not in any event exceed 90% of the principal amount thereof, (vi) the Purchase Price of any Equipment Lease shall not in any event exceed 90% of the net discounted present value thereof, (vii) the Purchase Price of any Manufactured Housing Contract shall not in any event exceed 95% of the principal amount thereof, (viii) the Purchase Price of any Vehicle Lease shall not in any event exceed 70% of the net discounted present value of all rents to be paid under such Vehicle Lease (without taking into account the residual value under such Vehicle Lease), and (ix) the Purchase Price of any Credit Card Balance shall not in any event exceed 75% of the principal amount thereof.

          (k) the definition of "Repurchase Date" in Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Repurchase Date" means the date on which Seller is to repurchase the Purchased Eligible Assets from Buyer which initially will be the first Business Day of the next succeeding month, including any date determined by application of the provisions of Sections 3 or 13, as specified in the Confirmation; provided, however, that in no event shall such date be more than 30 days after the Purchase Date; provided, further, that the Repurchase Date in respect of Esoteric Assets other than the Floor Plan Assets shall be no later than December 31, 2000; and provided, further, that the Repurchase Date in respect of the Floor Plan Assets shall be no later than December 31, 2001.

          (l) a new definition of "Umbrella Agreement" in Section 2 (Definitions) of the Agreement is inserted immediately following the definition of "UCC" to read as follows:

               "Umbrella Agreement" means the Amended and Restated Agreement, dated as of September 22, 2000 by and among, Conseco Inc., CIHC Incorporated, Green Tree Finance Corp. - Five, Green Tree Residual Finance Corp. and Lehman Brothers Holdings Inc, as amended, supplemented or otherwise modified from time to time.

          (m) the definition of "Warrant" in Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Warrant" means the Warrant to Purchase Common Stock of Conseco Finance Corp., dated May 11, 2000, issued by Conseco to Lehman Brothers Holdings Inc. or any warrant issued in exchange therefor by Conseco, Inc.

          (n) the definition of "Wet Manufactured Housing Contracts" in Section 2 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Wet Manufactured Housing Contracts" means those Manufactured Housing Contracts:

                         (i) that do not constitute "chattel paper" under the
                    UCC for which the related Loan Files have not been delivered to the Custodian as of the Purchase Date; or

                         (ii) that constitute "chattel paper" under the UCC and
                    whose Purchase Date is on or after February 1, 2001, for which the related Loan Files have not been delivered to the Custodian within 10 Business Days after the Purchase Date.

          (o) clause (a) of Section 3 (Initiation; Confirmation; Termination; Maximum Transaction Amounts) of the Agreement is amended and restated in its entirety to read as follows:

               a. On the terms and subject to the conditions contained in this Agreement and upon receipt of a notice by the Seller (a "Transaction Request"), the Buyer agrees to enter into Transactions to purchase Eligible Assets during the period from the Effective Date to September 22, 2002 for a Purchase Price not to exceed $500,000,000 in the aggregate for all Eligible Assets; provided, however, that the Buyer shall not be committed to purchase (1) Home Improvement Loans for a Purchase Price exceeding $150,000,000 in the aggregate; (2) Retail Installment Contracts for a Purchase Price exceeding $100,000,000 in the aggregate; and (3) High LTV Home Equity Loans for a Purchase Price exceeding $50,000,000 in the aggregate; provided, further, that an agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller for amounts in excess of $500,000,000. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to Seller promptly after the parties enter into such Transaction in the form of Exhibit I attached hereto (a "Confirmation"). Such Confirmation and Transaction Request shall each describe the Purchased Eligible Assets, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the applicable Collateral Amount Percentages with respect to such Eligible Assets and (v) in the case of the Confirmation, additional terms or conditions not inconsistent with this Agreement. Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer. The Purchase Price for any Transactions shall exceed $1,000,000.

          (p) clause (f) of Section 3 (Initiation; Confirmation; Termination; Maximum Transaction Amounts) of the Agreement is amended and restated in its entirety to read as follows:

               f. With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Eligible Assets at any one time subject to the outstanding Transactions shall not exceed (i) prior to January 1, 2001, $1,500,000,000 and (ii) on or after January 1, 2001,
          $1,200,000,000; provided, however, that the aggregate Purchase Price for all Home Equity Loans subject to Transactions hereunder shall not exceed $750,000,000; the aggregate Purchase Price for all Wet Home Equity Loans and Wet Manufactured Housing Contracts subject to Transactions hereunder shall not exceed (x) on or before December 31, 2000, for the first 15 days of each calendar month, $350,000,000, (y) on or before December 31, 2000, for the remainder of each succeeding calendar month, $250,000,000, (z) after December 31, 2000, $250,000,000; provided that the Seller shall use commercially reasonable efforts to (1) ensure that the aggregate Purchase Price for all Wet Home Equity Loans and Wet Manufactured Housing Contracts does not exceed $150,000,000 and (2) obtain Indebtedness secured by Wet Home Equity Loans, Wet Manufactured Housing Contract or any other "wet" loan or any other repurchase agreement in respect to such "wet" loans (provided, however, that, should the Seller obtain any such additional "wet" funding facility, the first amount set forth in this clause (z) shall be reduced by the maximum loan amount or purchase price available under such facility until such time as such number shall equal the amount set forth in clause (z)(1) above); the aggregate Purchase Price for all Insured Home Improvement Loans subject to Transactions hereunder shall not exceed $750,000,000; the aggregate Purchase Price for all Uninsured Home Improvement Loans subject to Transactions hereunder shall not exceed $300,000,000; the aggregate Purchase Price for Retail Installment Contracts subject to Transactions hereunder shall not exceed $400,000,000; the aggregate Purchase Price for Equipment Leases subject to Transactions hereunder shall not exceed $500,000,000; the aggregate Purchase Price for High LTV Home Equity Loans subject to Transactions hereunder shall not exceed $150,000,000; the aggregate Purchase Price for all Manufactured Housing Contracts subject to Transactions hereunder shall not exceed $500,000,000; the aggregate Purchase Price for all Vehicle Leases subject Transactions hereunder shall not exceed $180,000,000; and the aggregate Purchase Price for all Credit Card Balances subject to Transactions hereunder shall not exceed $170,000,000.

          (q) clause (h) of Section 3 (Initiation; Confirmation; Termination; Maximum Transaction Amounts) of the Agreement is amended and restated in its entirety to read as follows:

               h. With respect to Wet Home Equity Loans and Wet Manufactured Housing Loans, Seller shall deliver the related Loan Files to the Custodian (i) prior to January 1, 2001, within 10 Business Days of the Purchase Date and (ii) on or after January 1, 2001, (x) in respect of Wet Home Equity Loans and Wet Manufactured Housing Loans whose aggregate Purchase Price does not exceed $100,000,000 at any one time, within 10 Business Days of the Purchase Date and (y) in respect of all other Wet Home Equity Loans and Wet Manufactured Housing Loans, within 7 Business Days of the Purchase Date.

          (r) a new clause (i) is added to the end of Section 3 (Initiation; Confirmation; Termination; Maximum Transaction Amounts) of the Agreement to read as follows:

               i. The Seller shall use commercially reasonable efforts to obtain other committed warehouse facilities of equal aggregate size and containing terms and conditions similar to those in this Agreement.

          (s) a new clause (i) is added to the end of Section 7 (Payment, Transfer and Custody) of the Agreement to read as follows:

               i. On or before February 1, 2001, the Buyer shall deliver to the Custodian all Loan Files of the Purchased Eligible Assets; provided, however, that the Buyer hereby acknowledges and agrees that on or before November 1, 2000, the Buyer and the Custodian shall have entered into a new custodial agreement providing for the delivery of such Loan Files to the Custodian and otherwise in form and substance acceptable to Buyer and Seller.

          (t) clause (e) of Section 11 (Negative Covenants of the Seller) of the Agreement is deleted in its entirety.

          (u) subclauses (i), (ii) and (iii) of clause (i) of Section 12 (Affirmative Covenants of Seller) are hereby deleted in their entirety.

          (v) a new clause (j) is added at the end of Section 12 (Affirmative Covenants of Seller) to read as follows:

               j. So long as the Buyer shall be committed to buy Eligible Assets hereunder, Conseco, on a consolidated basis with its Subsidiaries, shall:

                         (i) at all times commencing December 31, 2000,
                    maintain an Adjusted Tangible Net Worth of at least $1,950,000,000;

                         (ii) for the three-month period ending on the last day
                    of the Fiscal Quarter ending December 31, 2000, the six-month period ending on the last day of the Fiscal Quarter ending March 31, 2001, the nine-month period ending on the last day of the Fiscal Quarter ending June 30, 2001, the twelve-month period ending on the last day of the Fiscal Quarter ending September 30, 2001, and the twelve-month period ending on the last day of each subsequent Fiscal Quarter, maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0;

                         (iii) at all times commencing December 31, 2000,
                    maintain a ratio of GAAP Net Worth to Total Managed Receivables of not less than 4:100;

                         (iv) for each Fiscal Quarter commencing with the Fiscal
                    Quarter ending December 31, 2000, maintain a ratio of Non-Warehouse Debt to GAAP Net Worth of not more than 1.0:2.0; and

                         (v) for the three-month period ending on the last day
                    of the Fiscal Quarter ending December 31, 2000, the six-month period ending on the last day of the Fiscal Quarter ending March 31, 2001, the nine-month period ending on the last day of the Fiscal Quarter ending June 30, 2001, the twelve-month period ending on the last day of the Fiscal Quarter ending September 30, 2001, and the twelve-month period ending on the last day of each subsequent Fiscal Quarter, maintain positive Operating Cash Flow.

               For purposes of this clause (j):

               "Adjusted Tangible Net Worth" means, at any date, the sum of (a) GAAP Net Worth plus (b) the amount of intercompany indebtedness converted to Preferred Stock on the Effective Date in accordance with
          Section 1(e) (to the extent such Preferred Stock is not included in GAAP Net Worth), plus (c) writedowns after the Effective Date of all IOs and capitalized servicing rights of Conseco and its Subsidiaries, in an aggregate amount not to exceed $450,000,000, minus (d) any indebtedness owing by Conseco or any of its Affiliates (other than Conseco or any Subsidiary thereof) to Conseco or any Subsidiary thereof as of such date, minus (e) any amount that would be included on the consolidated balance sheet of Conseco as goodwill and deferred charges in accordance with GAAP.

               "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that
          (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

               "Fiscal Quarter" means each of the four quarterly accounting period comprising a Fiscal Year.

               "Fiscal Year" means the twelve-month accounting period commencing on January 1 and ending December 31 of each year.

               "Fixed Charge Coverage Ratio" means, for any period, the ratio of
          (a) Pre Tax Operating Income for such period to (b) Interest Expense for such period.

               "GAAP Net Worth" means, at any date, the stockholders' equity that would be reflected on a consolidated balance sheet of Conseco and its Subsidiaries at such date prepared in accordance with GAAP, inclusive of Preferred Stock, to the extent such Preferred Stock is not included in stockholders' equity in accordance with GAAP.

               "indebtedness" of Conseco means Conseco's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property (whether real or personal, tangible or intangible) or services (other than accounts payable arising in the ordinary course of such Conseco's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by Conseco, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) capitalized lease obligations, (f) rate hedging obligations, (g) contingent obligations of any type, (h) obligations for which Conseco is obligated pursuant to or in respect of a letter of credit or similar instrument and (i) repurchase obligations or liabilities of Conseco with respect to accounts or notes receivable and chattel paper sold by such Person.

               "Interest Expense" means, for any period, all interest paid or accrued during such period by Conseco and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

               "Net Income" means, for any period, with respect to Conseco and its Subsidiaries on a consolidated basis (other than any Subsidiary which is prohibited from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

               "Non-Warehouse Debt" means, at any time, all indebtedness of Conseco for borrowed money (including without limitation all liabilities in respect of deposit products, notes payable, note payables to Conseco (net of receivables due from Conseco), bonds and other indebtedness) less the sum of Unrestricted Cash and Cash Equivalents at such time plus the book value of all finance receivables and plus 85% of servicing advance receivables.

               "Operating Cash Flow" means, for any period, cash flow from the operations of Conseco for such period (as reported under "Cash Flow From Operations" in Conseco's statements of cash flow filed with the Securities and Exchange Commission) for such period.

               "Pre Tax Operating Income" means, for any period, Net Income for such period, plus (a) income and franchise taxes paid or accrued during such period, (b) Interest Expense, (c) losses derived from discontinued operations of Conseco and its Subsidiaries during such period and (d) extraordinary losses and non-recurring losses of Conseco and its Subsidiaries in an amount with respect to IOs and capitalized servicing rights of Conseco and its Subsidiaries not to exceed $450,000,000 in the aggregate minus (a) income derived from discontinued operations of Conseco and its subsidiaries during such period and (b) extraordinary gains and non-recurring gains of Conseco and its Subsidiaries.

               "Subsidiary" means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by Conseco or by one or more of its Subsidiaries or by Conseco and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time by so owned or controlled.

               "Total Managed Receivables" means, for any period, the "averaged managed receivables", as such term is reported in the related filing with the Securities and Exchange Commission for such period.

               "Unrestricted Cash" means, at any date, all available cash on deposit in bank accounts of Conseco, provided the accounts into which such cash is deposited are not subject to any lien, security interest or control agreement or otherwise encumbered (excluding customary rights of set-off) or restricted in any way. No new borrowings after the Effective Date from Conseco, Inc. or its Subsidiaries shall constitute Unrestricted Cash other than the amounts not to exceed $50,000,000 in the aggregate received pursuant to Section 4.09(a)(i)(x) of the Five-Year Credit Agreement as in effect on the Effective Date.

          (w) clause (a)(xii) of Section 13 (Events of Default) of the Agreement is amended and restated in its entirety to read as follows:

               xii. An "event of default" has occurred pursuant to the New Bank Facility Documents (as defined in the Umbrella Agreement) or a Hedge or the Residual Facility Documents (as defined in the Umbrella Agreement) or any party to the Umbrella Agreement (other than Lehman Brothers Holdings Inc.) shall fail to comply with any terms, covenants or agreements contained in the Umbrella Agreement on its part to be performed or observed, or any representation or warranty made under or in connection with the Umbrella Agreement shall be incorrect in any material respect when made.

          (x) new subclauses (xiii) and (xiv) are added to clause (a) of Section 13 (Events of Default) to read as follows:

               xiii. (A) the Guaranty, dated as of September 22, 2000, made by CIHC, Incorporated for the benefit of the Buyer shall cease to be valid, binding and enforceable or CIHC, Incorporated or Conseco, Inc. or any Subsidiary thereof shall so state in writing or (B) any "Subordinated Obligations" under and as defined in such guaranty shall cease, for any reason, to be validly subordinated to the obligations of CIHC under such guaranty as provided in the relevant provisions thereof or CIHC, Incorporated or Conseco, Inc. or any Subsidiary thereof shall so state in writing.

               xiv. Conseco, Inc. or Conseco shall enter into any agreement that prohibits, restricts or imposes additional conditions to, or otherwise modifies in any manner adverse to Lehman Brothers Holdings Inc. or any of its direct or indirect subsidiaries, the terms as in effect as of the Effective Date (as defined in the Umbrella Agreement) permitting Conseco, Inc. or any of its subsidiaries to make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any capital stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or any other investment in, Conseco or any of its subsidiaries.

          (y) a new subclause (xiv) is hereby added to clause (a) of Section 14 (Remedies) to read as follows:

               xiv. At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller or Conseco) declare that all or portion of the commitments hereunder be terminated, whereupon the obligation of the Buyer to purchase Eligible Assets shall immediately terminate in whole or in part, as the case may be.

          Section 2. Costs and Expenses. Pursuant to Section 27(f) of the Agreement, Seller agrees to reimburse Buyer for all reasonable costs and expenses of the Buyer in connection with this Amendment.

          Section 3. Representations and Warranties.

          (a) Seller hereby represents and warrants that before and after giving effect to this Amendment, (i) no Event of Default or default which, with the giving of notice or the passage of time or both would constitute an Event of Default has occurred and is continuing and (ii) the representations and warranties of Seller contained in Section 10 of the Agreement and Section 8 of the Umbrella Agreement are true and correct.

          (b) The execution, delivery and performance by Seller of this Amendment and the other agreements to which it is or is to be a party pursuant to the Umbrella Agreement have been duly authorized by all necessary or proper corporate action on the part of Seller and do not require the consent or approval of any Person that has not been obtained.

          (c) Seller acknowledges that it has no defense, offset, claim or counterclaim with respect to any of its obligations to make payments under the Agreement and the other agreements to which it is or is to be a party pursuant to the Umbrella Agreement.

          (d) This Amendment and each of the other agreements, as amended hereby, to which Seller is a party constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

          Section 4. Reference to and Effect on the Agreement and Ancillary Documents.

          (a) Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. On and after the date hereof each reference in the Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Agreement, and each reference in each other documents executed in connection with or pursuant to the Agreement to the "Agreement," the "Repurchase Agreement" or "thereunder" or "thereof" (when referring to the Agreement) or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended above, the Agreement and all documents executed pursuant thereto or in connection therewith are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, waiver or modification of any right, power or remedy of Buyer, nor constitute an amendment, waiver or modification of any other provisions of the Agreement or any other document executed in connection therewith.

          Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          Section 6. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

          Section 7. Headings. Section headings contained in this Amendment are included herein for the convenience of reference only and shall not constitute part of this Amendment for any other purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officer thereto duly authorized, as of the date first above written.


                                          LEHMAN COMMERCIAL PAPER INC.


                                          By: /s/Vincent Primiano
                                              ---------------------
                                              Name:  Vincent Primiano
                                              Title:  Vice President



                                          GREEN TREE FINANCE CORP. - FIVE


                                          By: /s/Phyllis A. Knight
                                              ---------------------
                                              Name: Phyllis A. Knight
                                              Title:  Senior Vice President
                                                       and Treasurer



Acknowledged and Consented to by:

CONSECO FINANCE CORP.,
  as Guarantor


By: /s/James S. Adams
    --------------------------
    Name:  James S. Adams
    Title:  Senior Vice President
             and Chief Accounting
             Officer